                                                                     EXHIBIT 2.1

                                                                  Execution Copy

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                           SELECT MEDICAL CORPORATION

                           CAMP HILL ACQUISITION CORP.

                                SEMPERCARE, INC.

                                       AND

                  JEFFREY J. COLLINSON, AS STOCKHOLDERS' AGENT

                          DATED AS OF NOVEMBER 19, 2004

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I               DEFINITIONS.........................................................     2

ARTICLE II              DESCRIPTION OF TRANSACTION..........................................     8

            2.1.        Merger of Merger Sub into the Company...............................     8
            2.2.        Effect of the Merger................................................     8
            2.3.        Closing; Effective Time.............................................     8
            2.4.        Certificate of Incorporation and Bylaws; Directors and Officers.....     8
            2.5.        Conversion of Shares................................................     9
            2.6.        Net Working Capital Adjustment......................................    10
            2.7.        Employee Stock Options..............................................    12
            2.8.        Closing of the Company's Transfer Books.............................    13
            2.9.        Exchange of Certificates; Escrow....................................    13
            2.10.       Dissenting Shares...................................................    15
            2.11.       Further Action......................................................    15

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................    15

            3.1.        Organization of the Company.........................................    15
            3.2.        Authority...........................................................    16
            3.3.        Capitalization......................................................    17
            3.4.        Subsidiaries........................................................    17
            3.5.        Capitalization of the Company Subsidiaries..........................    18
            3.6.        Financial Statements................................................    19
            3.7.        Undisclosed Liabilities.............................................    19
            3.8.        Accounts Receivable.................................................    20
            3.9.        Absence of Certain Changes or Events................................    20
            3.10.       Real Property; Title to Assets......................................    21
            3.11.       Material Contracts..................................................    22
            3.12.       Intellectual Property...............................................    24
            3.13.       Litigation..........................................................    25
            3.14.       Environmental Laws..................................................    25
            3.15.       Employee Benefit Plans..............................................    26
            3.16.       Compensation........................................................    28
            3.17.       Taxes...............................................................    29
            3.18.       Insurance...........................................................    30
            3.19.       Labor Relations and Employment......................................    31
            3.20.       Medicare Participation/Accreditation................................    31
            3.21.       Cost Reports and Other Filings......................................    32
            3.22.       Exclusion...........................................................    33
            3.23.       Billing.............................................................    33
            3.24.       Reimbursement Matters...............................................    33
            3.25.       No Criminal Proceedings.............................................    34

            3.26.       Licenses............................................................    34
            3.27.       Long Term Hospital Certification....................................    35
            3.28.       Compliance with Laws................................................    36
            3.29.       Census and Payor Mix Reports........................................    38
            3.30.       Hill-Burton.........................................................    38
            3.31.       Transactions With Affiliates........................................    38
            3.32.       Bank Accounts.......................................................    38
            3.33.       Brokers or Finders..................................................    38
            3.34.       Votes Required......................................................    38

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF PARENT AND
                        MERGER SUB..........................................................    39

            4.1.        Organization of Parent and Merger Sub...............................    39
            4.2.        Authority...........................................................    39
            4.3.        Litigation..........................................................    40
            4.4.        Brokers or Finders..................................................    40
            4.5.        Funding of Merger Consideration.....................................    40
            4.6.        Surviving Corporation After the Merger..............................    40

ARTICLE V               CERTAIN COVENANTS OF THE PARTIES....................................    40

            5.1.        Access and Investigation............................................    40
            5.2.        Conduct of Business.................................................    41
            5.3.        Notification........................................................    43
            5.4.        No Negotiation......................................................    44
            5.5.        Other Information and Events........................................    44
            5.6.        Tax Return Filing...................................................    44
            5.7.        Regulatory Approvals................................................    45
            5.8.        Public Announcements................................................    45
            5.9.        Satisfaction of Conditions..........................................    45
            5.10.       Indemnification of Officers and Directors...........................    46
            5.11.       Investigation by Parent and Merger Sub; No Other Representations
                        or Warranties.......................................................    46
            5.12.       FIRPTA Matters......................................................    47
            5.13.       Indebtedness and Transaction Expenses...............................    47
            5.14.       Adoption of Merger Agreement........................................    47
            5.15.       Preferred Stock.....................................................    48
            5.16.       Cooperation Regarding Licenses......................................    48
            5.17.       Termination of Other Agreements.....................................    48
            5.18.       Credit Agreement Consent............................................    48

ARTICLE VI              CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY...................    48

            6.1.        No Restraints.......................................................    48
            6.2.        Hart-Scott-Rodino Requirements......................................    48

ARTICLE VII             CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB........    49

            7.1.        Representations and Warranties......................................    49
            7.2.        Performance of the Company..........................................    49
            7.3.        Material Adverse Effect.............................................    49
            7.4.        Secretary's Certificate.............................................    49
            7.5.        Good Standing Certificate...........................................    50
            7.6.        Organizational Documents............................................    50
            7.7.        Legal Opinion.......................................................    50
            7.8.        Consents............................................................    50
            7.9.        Licenses............................................................    50
            7.10.       Credit Agreement Consent............................................    50
            7.11.       Escrow Agreement....................................................    51
            7.12.       Employment Agreements...............................................    51
            7.13.       Non-Solicitation and Confidentiality Agreements.....................    51
            7.14.       Other Certificates..................................................    51
            7.15.       Resignations........................................................    51
            7.16.       FIRPTA Compliance...................................................    51
            7.17.       Termination of Other Agreements.....................................    51
            7.18.       No Legal Proceedings................................................    51

ARTICLE VIII            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................    51

            8.1.        Representations and Warranties......................................    51
            8.2.        Performance by Parent and Merger Sub................................    52
            8.3.        Material Beneficial Change..........................................    52
            8.4.        Secretary's Certificates............................................    52
            8.5.        Escrow Agreement....................................................    52
            8.6.        Legal Opinion.......................................................    52
            8.7.        Other Certificates..................................................    52
            8.8.        No Legal Proceedings................................................    52

ARTICLE IX              TERMINATION.........................................................    53

            9.1.        Termination.........................................................    53
            9.2.        Procedures and Effect of Termination................................    53
            9.3.        Return of Documentation.............................................    53
            9.4.        Non-Disparagement...................................................    54

ARTICLE X               INDEMNIFICATION, ETC................................................    54

            10.1.       Survival of Representations, Etc....................................    54
            10.2.       Indemnification by the Stockholders.................................    55
            10.3.       Indemnification by Parent...........................................    57

            10.4.       No Contribution.....................................................    57
            10.5.       Offset..............................................................    57
            10.6.       Demands.............................................................    58
            10.7.       Right to Contest and Defend.........................................    58
            10.8.       Cooperation.........................................................    59
            10.9.       Limitations on Indemnification Obligations; Sole Recourse...........    59
            10.10.      Miscellaneous.......................................................    60

ARTICLE XI              MISCELLANEOUS PROVISIONS............................................    60

            11.1.       Schedules...........................................................    60
            11.2.       Further Assurances..................................................    61
            11.3.       Fees and Expenses...................................................    61
            11.4.       Attorneys' Fees.....................................................    61
            11.5.       Notices.............................................................    61
            11.6.       Confidentiality.....................................................    63
            11.7.       Time of the Essence.................................................    63
            11.8.       Headings............................................................    63
            11.9.       Counterparts........................................................    63
            11.10.      Governing Law; Consent to Jurisdiction..............................    63
            11.11.      Successors and Assigns..............................................    64
            11.12.      Remedies Cumulative; Specific Performance...........................    64
            11.13.      Waiver..............................................................    64
            11.14.      Waiver of Jury Trial................................................    64
            11.15.      Amendments..........................................................    65
            11.16.      Severability........................................................    65
            11.17.      Parties in Interest.................................................    65
            11.18.      Entire Agreement....................................................    65
            11.19.      Construction........................................................    65

ARTICLE XII             THE STOCKHOLDERS' AGENT.............................................    66

            12.1.       Authorization of the Stockholders' Agent............................    66
            12.2.       Compensation; Exculpation; Indemnity................................    67

EXHIBITS

Exhibit A   Form of Employment Agreement
Exhibit B   Principal Stockholders
Exhibit C   Form of Non-Solicitation and Confidentiality Agreement
Exhibit D   Form of Stockholder Written Consent
Exhibit E-1 Company Persons with Knowledge
Exhibit E-2 Parent Persons with Knowledge
Exhibit F   Form of Option Note
Exhibit G   Form of Letter of Transmittal

Exhibit H   Form of Escrow Agreement
Exhibit I   Form of Charter Amendment
Exhibit J   Opinion of Vinson & Elkins L.L.P.
Exhibit K   Opinion of Dechert LLP

                                  DEFINED TERMS

                                                                             Page
                                                                             ----
ACMs......................................................................    26
Acquisition Transaction...................................................     2
Actual Net Working Capital................................................     9
Affiliate.................................................................     3
Agreement.................................................................     3
Balance Sheet.............................................................    20
Balance Sheet Date........................................................    20
Basket Amount.............................................................    57
Business..................................................................     3
Cash Merger Consideration.................................................     9
Charter Amendment.........................................................    16
Charter Documents.........................................................    46
Closing...................................................................     8
Closing Date..............................................................     8
Closing Date Balance Sheet................................................    10
Closing Date Cash Amount..................................................    10
CMS.......................................................................     5
Code......................................................................     3
Common Stock..............................................................     1
Company...................................................................     1
Company Charter Documents.................................................    16
Company Pre-Closing Returns...............................................    45
Company Stock.............................................................     1
Company Stock Certificate.................................................    13
Company Stock Plan........................................................    12
Company Subsidiaries......................................................    17
Company Subsidiary........................................................    17
Company Subsidiary Shares.................................................    19
Confidentiality Agreement.................................................    41
Contracts.................................................................    23
Credit Agreement Consent..................................................    51
Damages...................................................................     3
Development Projects......................................................    20
DGCL......................................................................     8
DGCL Appraisal Procedures.................................................    15
Disputed Amounts..........................................................    11
Dissenting Shares.........................................................    15
DOL.......................................................................    27
Drop Dead Date............................................................    54
Eagle Merger Agreement....................................................     5
Effective Time............................................................     8
Employee Plans............................................................    27
Employment Agreement......................................................     1

Encumbrance...............................................................     3
Entity....................................................................     3
Environmental Law.........................................................     3
Environmental Permits.....................................................    26
ERISA.....................................................................     3
ERISA Affiliate...........................................................    27
Escrow Agent..............................................................    14
Escrow Agreement..........................................................    14
Estimated Closing Balance Sheet...........................................    10
Estimated Net Working Capital.............................................    10
Facility..................................................................    32
Filings...................................................................    32
Financial Statements......................................................    19
Founders..................................................................     1
GAAP......................................................................     3
Governmental Body.........................................................     3
Hazardous Substances......................................................    26
Health Care Program.......................................................    38
Hill-Burton Act...........................................................    38
Holder....................................................................    12
HSR Act...................................................................    49
Indebtedness..............................................................     4
Indemnitees...............................................................     4
Indemnitors...............................................................     4
Indemnity Escrow Amount...................................................    14
Indemnity Escrow Funds....................................................    15
Independent Accounting Firm...............................................     4
Information Statement.....................................................     2
Intellectual Property.....................................................    24
Investor Rights Agreement.................................................    49
IRS.......................................................................    27
Knowledge.................................................................     4
Leased Real Property......................................................    22
Legal Proceeding..........................................................     4
Legal Requirement.........................................................     5
Letter of Transmittal.....................................................    14
Licenses..................................................................     5
Litigation Conditions.....................................................    59
Little Rock Lease.........................................................     5
Management................................................................    26
Material Adverse Effect...................................................     5
Merger....................................................................     1
Merger Consideration......................................................     6
Merger Consideration Escrow Amount........................................    14
Merger Consideration Escrow Funds.........................................    12
Merger Stockholder........................................................     6

Merger Sub................................................................     1
Net Working Capital.......................................................     6
Non-Solicitation and Confidentiality Agreement............................     1
Option....................................................................    12
Option Note...............................................................    12
Option Withholding Amount.................................................    13
Outstanding Shares........................................................    10
Parent....................................................................     1
Parent Estimate...........................................................    10
Parent Expiration Date....................................................    55
Parent Indemnitees........................................................     6
Parent Net Working Capital Calculation....................................    10
Payment...................................................................    38
Per Share Merger Consideration............................................     9
Permitted Liens...........................................................     6
Person....................................................................     7
Post-Closing Decrease Amount..............................................    12
Post-Closing Increase Amount..............................................    12
Pre-Closing Period........................................................    41
Preferred Stock...........................................................     1
Prior Option Note.........................................................    13
Pro Rata Share............................................................     7
Professional Employee.....................................................    35
Release...................................................................    26
Released..................................................................    26
Representatives...........................................................     7
Requisite Stockholder Approvals...........................................     2
Series A Preferred........................................................     1
Series A Voting Agreement.................................................    49
Series B Preferred........................................................     1
Series C Preferred........................................................     1
Series D Preferred........................................................     1
Specified Sections........................................................    49
Stark Act.................................................................    37
State Health Care Program.................................................    38
Stockholder Expiration Date...............................................    55
Stockholder Indemnitees...................................................     7
Stockholder Written Consent...............................................     2
Stockholders..............................................................     7
Stockholders' Agent.......................................................    66
Sub Common Stock..........................................................     9
Subsidiary................................................................     7
Surviving Corporation.....................................................     8
Tail Policy...............................................................    46
Target Net Working Capital................................................     9
Tax.......................................................................     8

Tax Return................................................................     8
Third Party Claim.........................................................    59
Transaction Fees and Expenses.............................................    62
WARN Act..................................................................    31

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

      This Agreement and Plan of Merger and Reorganization is made and entered into as of November 19, 2004, by and among Select Medical Corporation, a Delaware corporation ("Parent"), Camp Hill Acquisition Corp., a Delaware corporation ("Merger Sub"), SemperCare, Inc., a Delaware corporation (the "Company"), and Jeffrey J. Collinson, as Stockholders' Agent (as defined below). Certain other capitalized terms used in this Agreement are defined in Article I.

                                    RECITALS

      A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will continue as a wholly-owned subsidiary of Parent.

      B. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

      C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, each of Robert A. Lefton and Gary A. Kagan (the "Founders") have entered into an Employment Agreement with the Company in the form attached hereto as Exhibit A (each an "Employment Agreement"), the effectiveness of which agreement is expressly conditioned upon the consummation of the Merger.

      D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, each of the Persons listed on Exhibit B have entered into a Non-Solicitation and Confidentiality Agreement with Parent and the Company in the form attached hereto as Exhibit C (each a "Non-Solicitation and Confidentiality Agreement"), the effectiveness of which agreement is expressly conditioned upon the consummation of the Merger.

      E. The Company's authorized capital stock consists of Common Stock, par value $0.001 per share (the "Common Stock"), Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred"), Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred"), and Series D Preferred Stock, par value $0.001 per share (the "Series D Preferred" and together with the Series A Preferred, Series B Preferred and Series C Preferred, the "Preferred Stock"). The Common Stock and the Preferred Stock are sometimes collectively referred to herein as the "Company Stock." The Preferred Stock will be converted into Common Stock in accordance with the Company Charter Documents (as defined in Section 3.1(b)) and pursuant to the Charter Amendment (as defined in Section 3.1(c)) effective immediately prior to the Effective Time.

      F. Immediately following the execution and delivery of this Agreement by the Company, the Company shall obtain the approval of this Agreement and the Charter Amendment pursuant to a written consent of Stockholders, in the form attached hereto as Exhibit D (the "Stockholder Written Consent"), signed by Stockholders who constitute at least (i) a majority of the votes represented by all outstanding shares of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting together as a single class, (ii) a majority of the votes represented by all outstanding shares of Series A Preferred, (iii) 60% of the votes represented by all outstanding shares of Series B Preferred, (iv) 66% of the votes represented by all outstanding shares of Series C Preferred and (v) 66% of the votes represented by all outstanding shares of Series D Preferred (collectively, the "Requisite Stockholder Approvals"), pursuant to and in accordance with the applicable provisions of the DGCL (as defined in Section 2.2) and the Company Charter Documents. Prior to executing the Stockholder Written Consent, each signatory thereto shall have received from the Company an information statement including information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the board of directors of the Company in favor of approval of this Agreement and the Charter Amendment (the "Information Statement").

      The parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement and the Exhibits, Schedules and documents delivered pursuant to this Agreement, the following terms shall have the following meanings:

      "Acquisition Transaction" shall mean any transaction involving:

            (a) the sale, license or disposition by the Company or the acquisition by any Person (other than Parent or Merger Sub) of all or a material portion of any of the Company's business or assets;

            (b) the issuance or disposition by the Company or acquisition by any Person (other than Parent or Merger Sub) of (i) any capital stock or other equity security of the Company (other than Common Stock issued to employees of the Company upon exercise of Options and other than Common Stock issued to stockholders of the Company upon the conversion of Preferred Stock), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of any of the Company (other than stock options granted to directors, officers, employees or consultants of the Company in accordance with the Company's past practices) or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company (other than stock options granted to directors, officers, employees or consultants of the Company in accordance with the Company's past practices); or

            (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company, other than the Merger or the Charter Amendment.

      "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

      "Agreement" shall mean this Agreement and Plan of Merger and Reorganization, including the Exhibits and the Schedules attached hereto, as it may be amended from time to time.

      "Business" shall mean the business of the Company and Company Subsidiaries as currently conducted.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, cost or expense (including reasonable attorneys' fees).

      "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      "Environmental Law" shall mean any federal, state or local Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "GAAP" shall mean United States generally accepted accounting principles consistently applied.

      "Governmental Body" shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official organization, unit, body or Entity and any court or other tribunal).

      "Indebtedness" shall mean, without duplication and excluding accounts and other obligations owed by the Company to any wholly owned Company Subsidiary or owed by a wholly owned Company Subsidiary to the Company and/or one or more wholly owned Company Subsidiaries, (a) all obligations of the Company and the Company Subsidiaries for borrowed money and any accrued interest, prepayment premiums or penalties related thereto; (b) all obligations under interest rate and currency hedging agreements, including swap breakage or associated fees; (c) all obligations to pay the deferred purchase price of property or services (including the earned portion of any so-called "earn-out" obligations) but excluding trade account payables in the ordinary course of business; (d) all obligations evidenced by notes, bonds, debentures, or other similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (f) all reimbursement obligations, contingent or otherwise, under a drawn acceptance, letter of credit or a similar facility;
(g) all deferred compensation obligations; (h) all other long-term liabilities; and (i) all guarantees of any of the foregoing; provided, however, that Indebtedness shall not include any lease obligations, whether or not characterized as a capital lease, or (y) any retention bonuses, success fees or similar officer or employee retention payments put in place after the date hereof at the written request of Parent and any severance obligations owed to an officer or employee of the Company or any Company Subsidiary (including the Founders pursuant to the Employment Agreements) as a result of the termination of employment or reduction of salary or duties of such officer or employee by Parent, the Surviving Corporation or any Company Subsidiary at or after the Effective Time.

      "Indemnitees" shall mean the Parent Indemnitees or the Stockholder Indemnitees, as the case may be.

      "Indemnitors" shall mean Parent or the Stockholder Indemnitors, as the case may be.

      "Independent Accounting Firm" means such "Big Four" accounting firm as Parent and the Stockholder's Agent shall mutually agree upon; provided, however, if Parent and the Stockholder's Agent cannot agree upon such a firm, the Independent Accounting Firm shall be Deloitte & Touche LLP, unless such firm is no longer "independent" with respect to Parent and the Merger Stockholders, in which case such firm shall select the Independent Accounting Firm.

      "Knowledge" shall mean the actual knowledge of any of the persons listed on Exhibit E-1 hereto with respect to the Company and the Company Subsidiaries, and any of the persons listed on Exhibit E-2 hereto with respect to Parent and Merger Sub, in each case without independent investigation.

      "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      "Licenses" shall mean all licenses, permits, certifications, registrations, certificates of need, certificates of occupancy, Drug Enforcement Administration registrations, franchises, approvals, consents, waivers and authorizations from state and federal healthcare programs and Governmental Bodies, but Licenses shall not include Environmental Permits.

      "Material Adverse Effect" shall mean any material and adverse effect on
(a) the financial condition, properties, assets, liabilities, business or results of operations of the Company and the Company Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or
(c) the ability of the Company and the Company Subsidiaries to continue to operate the Business after the Closing in substantially the same manner as the Business was operated prior to the Closing; provided, however, in each case such material and adverse effect shall exclude, and none of the following shall be taken into account in determining whether there has been or may be a Material Adverse Effect, (i) any change, effect, event, occurrence, state of facts or development (other than any changes or proposed changes in Legal Requirements, including changes or proposed changes in payment or reimbursement by government payors, but excluding the final regulatory changes announced by the Centers for Medicare and Medicaid Services ("CMS") on August 2, 2004 applicable to long term acute care hospitals operated as "hospitals within hospitals" or "satellites") attributable to conditions affecting the U.S. economy as a whole or the capital markets in general which does not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, (ii) any decline in stock market indices or any decline in the stock price of Parent's stock, (iii) any change, effect, event, occurrence, state of facts or development arising from or relating to any change required by generally accepted accounting principles in accounting requirements or principles which does not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, (iv) the announcement or pendency of the transactions contemplated hereby, (v) actions taken by or at the written request of Parent, Merger Sub or their Affiliates, (vi) the termination or threatened termination as of the result of the transactions contemplated hereby of that certain Lease Agreement, dated March 24, 2000, by and between Baptist Health Center - Little Rock and SemperCare Hospital of Little Rock, Inc. (the "Little Rock Lease"), or the failure to obtain a consent or waiver to the consummation of the transactions contemplated hereby from the landlord under the Little Rock Lease, (vii) the consummation of or failure to consummate the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 17, 2004, by and among EGL Holding Company, EGL Acquisition Corp. and Parent (as amended from time to time, the "Eagle Merger Agreement") or (viii) any action taken by the Company after the date hereof that is required by this Agreement.

      "Merger Consideration" shall mean the product of the Per Share Merger Consideration multiplied by the number of Outstanding Shares.

      "Merger Stockholder" shall mean each stockholder of Company at the Effective Time that does not perfect its appraisal rights and is otherwise entitled to receive the Per Share Merger Consideration.

      "Net Working Capital" shall mean (x) all consolidated current assets of the Company and the Company Subsidiaries as at the Closing, less (y) all consolidated current liabilities of the Company and the Company Subsidiaries as at the Closing, in each case as determined in accordance with GAAP, with GAAP to be applied consistently in the manner in which GAAP was applied in the preparation of the Balance Sheet; provided, however, that (a) the foregoing amounts in (x) and (y) shall exclude all deferred Tax assets and any Tax benefits resulting from any payment in respect of Options or with respect to restricted stock, (b) the foregoing amount in (y) shall include any liabilities for the employer portion of withholding taxes due in connection with payments on account of Options or restricted stock, (c) the foregoing amounts in (y) shall include all outstanding Indebtedness and any unpaid Transaction Fees and Expenses of the Company to the extent such Indebtedness and Transaction Fees and Expenses of the Company exceed the amount thereof used to calculate the Closing Date Cash Amount pursuant to Section 2.5(b)(i), but shall exclude all other Indebtedness and Transaction Fees and Expenses of the Company, (d) the foregoing amounts in (y) shall include any severance obligations and related costs that any officer or employee of the Company or any Company Subsidiary would be entitled to receive upon termination of employment at such officer's or employee's election solely as a result of the transactions contemplated hereby (other than the severance obligations described in clause (f) hereof), (e) the foregoing amounts in (y) shall include an accrual, determined in accordance with GAAP, for incurred but not reported claims, (f) the foregoing amounts in (y) shall exclude any retention bonuses, success fees or similar officer or employee retention payments put in place after the date hereof at the written request of the Parent and any severance obligations owed to an officer or employee of the Company or any Company Subsidiary (including the Founders pursuant to the Employment Agreements) as a result of the termination of employment or reduction of salary or duties of such officer or employee by Parent, the Surviving Corporation or any Company Subsidiary at or after the Effective Time, (g) the foregoing amounts in (x) shall include the principal amount of any Option Notes or Prior Option Notes which are offset in accordance with Section 2.7 against the Per Share Merger Consideration received by the maker of any such Option Note or Prior Option Note and (h) the forgoing amounts in (y) shall exclude any capital lease obligations.

      "Parent Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future Affiliates (including Merger Sub and, following the Merger, the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above; provided, however, that the Stockholders shall not be deemed to be Parent Indemnitees.

      "Permitted Liens" shall mean (a) any Encumbrances disclosed on the Balance Sheet or Schedule 1.2 hereto, (b) liens for Taxes, assessments or charges of any Governmental Body which are not yet due and payable or which are being contested by the Company or a Company Subsidiary in good faith, (c) liens incurred in connection with workers' compensation, unemployment insurance and other types of social security benefits, (d) mechanics', carriers', workmens', repairmens' or other like liens arising or incurred in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (e) any statutory or common law landlord's liens created pursuant to or arising with respect to a lease, sublease or license by the Company or a Company Subsidiary of Leased Real Property arising or incurred in the ordinary course of business which are not overdue, (f) mortgages or deeds of trust or other like security instruments granted by an owner of Leased Real Property and encumbering the fee simple title to Leased Real Property, (g) the terms, provisions, restrictions and limitations of any lease, sublease or license agreement for the lease, sublease or license by the Company or a Company Subsidiary of Leased Real Property and set forth on
Schedule 3.10(a), (h) the terms, provisions, restrictions and limitations of any personal property lease to the extent that such terms, provisions, restrictions and limitations do not materially impair the operation of the business at the facility at which such leased personal property is located, (i) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business and (j) such imperfections or irregularities of title, easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, encroachments, restrictive covenants, variances and other similar restrictions, charges or encumbrances (whether or not recorded) that do not materially detract from the value and do not materially interfere with the present use of the property or leased assets affected thereby and do not otherwise materially impair the Business.

      "Person" shall mean any individual, Entity or Governmental Body.

      "Pro Rata Share" shall mean for each holder of Common Stock, the fraction (expressed as a percentage), the numerator of which is the number of Outstanding Shares held by such holder immediately prior to the Effective Time (but after giving effect to the conversion of all Preferred Stock into Common Stock and the exercise of Options pursuant to Section 2.7), and the denominator of which is the number of Outstanding Shares.

      "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      "Stockholder Indemnitees" shall mean the following Persons: (a) the Stockholders; (b) the current and future Affiliates of the Stockholders and the Stockholder's Agent; (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above.

      "Stockholders" shall mean the stockholders of the Company.

      "Subsidiary" shall mean, when used with respect to any party, any Entity of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Entity, or any Entity of which such party is a general partner.

      "Tax" shall mean any tax (including, but not limited to, any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      "Tax Return" shall mean any return (including any information return), report, statement, indentation, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   ARTICLE II
                           DESCRIPTION OF TRANSACTION

      2.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

      2.2 EFFECT OF THE MERGER. The Merger shall have the effect set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

      2.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. on the seventh day (or the next business day if the seventh day is not a business day) after satisfaction or waiver of the latest to occur of the conditions set forth in Articles VI, VII and VIII, except for those conditions which are only capable of being performed at the Closing. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." For purposes of this Agreement (including with respect to any calculation of the Actual Net Working Capital), the Closing shall be deemed to have occurred 11:59 p.m. on the Closing Date. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time the certificate of merger is filed with and accepted by the Secretary of the State of the State of Delaware (such time, the "Effective Time").

      2.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent, with advance written notice to the Company, prior to the Effective Time:

            (a) the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter altered, amended or repealed;

            (b) the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals designated by Parent prior to the Closing.

      2.5 CONVERSION OF SHARES.

            (a) Subject to Section 2.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Stockholder:

                  (i) each share of the Common Stock outstanding immediately prior to the Effective Time (but after giving effect to the conversion of all Preferred Stock into Common Stock and the exercise of Options pursuant to
Section 2.7), other than any shares of Common Stock to be canceled pursuant to
Section 2.5(a)(iii), shall be converted into the right to receive the Per Share Merger Consideration (as defined in Section 2.5(b));

                  (ii) the issued and outstanding shares of common stock, par value $.01 per share, of Merger Sub ("Sub Common Stock"), all of which are held by Parent, shall remain outstanding and, following the Merger, shall represent all of the issued and outstanding capital stock of the Surviving Corporation; and

                  (iii) each share of Common Stock held by the Company or any Company Subsidiary immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no cash, securities of Parent or other consideration shall be delivered in exchange therefor.

            (b) For purposes of this Agreement, the "Per Share Merger Consideration" shall be the following:

                  (i) a cash amount equal to a fraction, (A) the numerator of which of which shall equal (x) the Closing Date Cash Amount, plus (y) the amount by which the Net Working Capital of the Company as of the Closing (the "Actual Net Working Capital") is greater than $10,000,000 (the "Target Net Working Capital"), minus (z) the amount by which the Actual Net Working Capital is less than the Target Net Working Capital (such sum or difference, as the case may be, the "Cash Merger Consideration"), and (B) the denominator of which shall equal the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time (but after giving effect to the conversion of all Preferred Stock into Common Stock and the exercise of Options pursuant to Section 2.7) (including any shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), but excluding shares of Common Stock to be canceled pursuant to Section 2.5(a)(iii) (the "Outstanding Shares");

                  (ii) a percentage interest in the Merger Consideration Escrow Funds (as defined in Section 2.9(e)) equal to 1 divided by the number of Outstanding Shares; and

                  (iii) a percentage interest in the Indemnity Escrow Funds (as defined in Section 2.10) equal to 1 divided by the number of Outstanding Shares.

            (c) For purposes of this Agreement, the "Closing Date Cash Amount" shall mean (i) $100,000,000, minus (ii) the sum of the Merger Consideration Escrow Amount (as defined in Section 2.9(b)), the Indemnity Escrow Amount (as defined in Section 2.9(b)), the amount necessary to repay in cash and discharge in full all Indebtedness of the Company and the

Company Subsidiaries as of the Closing and any unpaid Transaction Fees and Expenses of the Company as of the Closing.

            (d) The Per Share Merger Consideration payable to any Merger Stockholder pursuant to this Section 2.5(a) shall be rounded to the nearest one cent ($0.01), provided that all shares of Common Stock held by a Merger Stockholder shall be aggregated for purposes of such calculations.

      2.6 NET WORKING CAPITAL ADJUSTMENT.

            (a) At least three (3) business days prior to the Closing, the Company shall, in good faith and in consultation with Parent, prepare and deliver to Parent a good faith estimate of the Actual Net Working Capital (the "Estimated Net Working Capital"), together with an estimated balance sheet of the Company, on a consolidated basis, as of the Closing (the "Estimated Closing Balance Sheet"), prepared in accordance with GAAP, with GAAP to be applied consistently in the manner in which GAAP was applied in the preparation of the Balance Sheet. The Estimated Closing Balance Sheet shall be prepared as if the Closing Date was the last day of the Company's fiscal year. The Estimated Net Working Capital shall be calculated based on the Estimated Closing Balance Sheet. In the event that Parent disagrees with the Company's calculation of the Estimated Net Working Capital, then prior to the Closing, Parent shall deliver to the Company its good faith estimate of the Actual Net Working Capital (the "Parent Estimate"). Until the Actual Net Working Capital is finally determined in accordance with this Section 2.6, the Per Share Merger Consideration shall be determined using the Estimated Net Working Capital instead of the Actual Net Working Capital.

            (b) Within ninety (90) days after the Closing, Parent shall, in good faith, cause to be prepared and delivered to the Stockholders' Agent (i) a balance sheet of the Company and its consolidated subsidiaries as of the Closing (the "Closing Date Balance Sheet") and (ii) a reasonably detailed calculation (the "Parent Net Working Capital Calculation") of the Actual Net Working Capital. The Closing Date Balance Sheet shall be prepared in accordance with this Agreement and GAAP, with GAAP to be applied consistently in the manner in which GAAP was applied in the preparation of the Balance Sheet. The Closing Date Balance Sheet shall be prepared as if the Closing Date was the last day of the Company's fiscal year. Each party acknowledges and agrees that the purpose of the Parent Net Working Capital Calculation is to finalize the calculation of Net Working Capital based on a closing of the Company's books as of the Closing. Following the delivery of the Closing Date Balance Sheet and Parent Net Working Capital Calculation to the Stockholders' Agent, Parent shall, and Parent shall cause the Surviving Corporation to, afford the Stockholders' Agent and its Representatives the opportunity to examine the calculation of the Closing Date Balance Sheet, the Parent Net Working Capital Calculation and such underlying records and work papers as are reasonably necessary and appropriate. Parent shall cooperate reasonably promptly with the Stockholders' Agent and its Representatives in such examination.

            (c) The Stockholders' Agent may, on behalf of the Merger Stockholders, dispute any amounts reflected in the Parent Net Working Capital Calculation but only on the basis that such amounts were not calculated in accordance with this Agreement or that such calculations are mathematically inaccurate; provided, that the Stockholders' Agent shall notify

Parent in writing of each disputed amount and shall specify the amount thereof in dispute (in the aggregate, the "Disputed Amounts"), within thirty (30) days of Parent's delivery of the Parent Net Working Capital Calculation. If the Stockholders' Agent does not dispute any amounts reflected in the Parent Net Working Capital Calculation within such thirty (30) day period, the Parent Net Working Capital Calculation shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

            (d) In the event of such a dispute, Parent and the Stockholders' Agent shall attempt in good faith to reconcile their differences and any resolution by them as to any Disputed Amounts shall be in writing and shall be final, binding and conclusive on the parties, and shall be used to determine the Actual Net Working Capital. If Parent and the Stockholders' Agent are unable to reach a resolution with respect to all Disputed Amounts within thirty (30) days of the Stockholders' Agent's written notice of dispute to Parent, Parent and the Stockholders' Agent shall submit the remaining Disputed Amounts for resolution to the Independent Accounting Firm which shall be requested to determine and report to the parties upon such remaining Disputed Amounts within thirty (30) days after submission, and such report shall be final, binding and conclusive on the parties hereto, and shall determine the Actual Net Working Capital. The Independent Accounting Firm will have exclusive jurisdiction over the parties hereto against one another or any other Person with respect to disputes over the calculation of Actual Net Working Capital. Each party will furnish to the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm may request and are reasonably available to that party or its Subsidiaries (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm (to the extent permitted by the Independent Accounting Firm) any material relating to the determination of the matters in dispute and to discuss such determination with the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be allocated between Parent and the Merger Stockholders (such allocation to be finally determined by the Independent Accounting Firm) in such a way that Parent shall be responsible for that portion of the fees and expenses equal to the total amount of such fees and expenses multiplied by a fraction, the numerator of which is the Disputed Amounts submitted to the Independent Accounting Firm that are resolved against Parent, and the denominator of which is the Disputed Amounts so submitted, and the Stockholders' Agent shall be responsible for the remainder of such fees and expenses.

            (e) If the Actual Net Working Capital, as finally determined pursuant to this Section 2.6, exceeds the Estimated Net Working Capital, the Merger Consideration shall be increased by an amount equal to such excess (such excess being the "Post-Closing Increase Amount"). If the Actual Net Working Capital, as finally determined pursuant to this Section 2.6, is less than the Estimated Net Working Capital, the Merger Consideration shall be decreased by an amount equal to such shortfall (such shortfall being the "Post-Closing Decrease Amount"). If the Actual Net Working Capital exceeds the Estimated Net Working Capital, (i) Parent shall pay to each Merger Stockholder, in the method set forth in the Letter of Transmittal for such Merger Stockholder, such Merger Stockholder's Pro Rata Share of (x) the Post-Closing Increase Amount plus (y) interest on such Post-Closing Increase Amount (for the period commencing on the Closing Date and ending on the date of payment) at a rate equal to the average interest rate earned on the Merger Consideration Escrow Amount during such period and (ii) Parent and the Stockholders' Agent shall execute and the Stockholders' Agent shall deliver to the Escrow Agent an instruction to release the Merger Consideration Escrow Amount and any interest earned thereon (the "Merger Consideration Escrow Funds") to the Merger Stockholders in accordance with the Escrow Agreement. If the Estimated Net Working Capital exceeds the Actual Net Working Capital, Parent and the Stockholders' Agent shall execute and Parent shall deliver to the Escrow Agent an instruction (i) to release an amount of the Merger Consideration Escrow Funds equal to the Post-Closing Decrease Amount plus any interest earned on such amount to Parent and (ii) to release the remaining (after application of clause
(i) of this sentence) Merger Consideration Escrow Funds, if any, to the Merger Stockholders in accordance with the Escrow Agreement. In the event that the Post-Closing Decrease Amount exceeds the Merger Consideration Escrow Funds, Parent shall be entitled to recover from the Indemnity Escrow Funds (x) such excess plus (y) interest on such excess (for the period commencing on the Closing Date and ending on the date of recovery) at a rate equal the average interest rate earned on the Merger Consideration Escrow Amount during such period. Each of the items to be paid or delivered pursuant to this Section 2.6(e) shall be so paid or delivered within three (3) business days of the final determination of the Actual Net Working Capital.

      2.7 EMPLOYEE STOCK OPTIONS.

            (a) Subject to the other provisions of this Section 2.7, prior to the Closing, the Company shall make an offer to the holder (the "Holder") of each outstanding stock option (each an "Option") heretofore granted under the Company's 1999 Stock Option Plan or any other stock option plan maintained by the Company (the "Company Stock Plan") for the Holder to exercise such Option in full or in part prior to the Closing, with the exercise price therefor paid (wholly or partially) either in cash or in the form of a recourse note issued to the Company that is payable in full from the Merger Consideration payable to such Holder pursuant to the Merger if the Closing occurs, and if the Closing does not occur, payable in any event in accordance with its terms (the "Option Note"). The form of the Option Note is attached hereto as Exhibit F. If any Holder does not accept such offer, either in full or in part, and does not otherwise exercise the Options held by such Holder at or prior to the Closing, each such unexercised Option shall expire at the Effective Time (with no consideration therefor). The Letter of Transmittal for each Holder who acquired shares of Company Common Stock pursuant to the exercise of an Option (whether pursuant to such offer or otherwise, at any time) shall provide that all amounts payable to the Company under Option Notes shall be paid and withheld by Parent (together with any other amounts required to be withheld by applicable law upon such exercise ("Option Withholding Amount")) from the Merger Consideration otherwise payable to such Holder on the Closing Date.

            (b) The principal and interest owed on any other note between the Company and a Holder or any other prior Option recipient which was used to previously exercise an Option ("Prior Option Note") will be satisfied by offsetting such amount from the Merger Consideration otherwise payable to the Holder or other prior Option recipient. The Company shall take all such actions necessary, including the amendment of any existing notes, to effect the foregoing.

            (c) Notwithstanding anything in this Section 2.7 to the contrary, if the aggregate Per Share Merger Consideration received by any Holder minus the sum (i) of the principal and interest owed on any Option Note made by such Holder and (ii) the principal and interest owed on any Prior Option Note made by such Holder does not at least equal the withholding owed upon the purported exercise of any outstanding unexercised Options in accordance with Section 2.7(a), then the Holder may not exercise his Option using an Option Note, and must exercise his Option by paying cash. In the event that the Holder cannot or does not pay the required cash prior to the Closing, the unexercised Options shall expire immediately prior to the Closing.

            (d) The Company shall not take any action to directly or indirectly reprice any outstanding Option prior to the Closing.

            (e) As provided herein, the Company Stock Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall terminate upon the Effective Time. Prior to the Closing, the Company shall have taken all steps necessary to ensure that neither the Company nor any Company Subsidiary is or will be bound at the Effective Time by any Options, other options, warrants, rights or agreements which would entitle any Person to acquire any capital stock of the Surviving Corporation or any Company Subsidiary or, except as otherwise provided in this Agreement, to receive any payment in respect thereof. The Company shall provide reasonable evidence of compliance with this Section 2.7 to Parent at least three (3) business days prior to the Closing Date.

      2.8 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.9.

      2.9 EXCHANGE OF CERTIFICATES; ESCROW.

            (a) At the Closing, Parent shall, for each Merger Stockholder who surrenders a Company Stock Certificate for cancellation to Parent, together with the letter of transmittal in the form attached hereto as Exhibit G ("Letter of Transmittal"), duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, pay to each such Merger Stockholder, without interest, the cash amount set forth in Section 2.5(b)(i) for the number of shares of Common Stock previously represented by such Company Stock Certificate, payable as set forth in the Letter of Transmittal. If any Merger Stockholder fails to surrender a Company Stock Certificate or Letter of Transmittal at or prior to Closing, Parent shall not pay the portion of the Merger Consideration applicable to the related shares of Common Stock and Parent shall deposit such portion of the Merger Consideration in a segregated account maintained by the Surviving Corporation for the benefit of such Merger Stockholder. Promptly upon delivery of such Company Stock Certificate and Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Surviving Corporation shall pay to such Merger Stockholder, without interest, the cash amount set forth in Section 2.5(b)(i) for the number of shares of Common Stock previously represented by such Company Stock Certificate, payable as set forth in the Letter of Transmittal. Parent may, in its sole and reasonable discretion, waive the requirement of a Company Stock Certificate or Letter of Transmittal for any or all such Merger Stockholders. Immediately prior to the Closing, each Company Stock Certificate representing shares of Preferred Stock shall be deemed to represent the number of shares of Common Stock into which such shares of Preferred Stock have converted, without the necessity of any reissuance of such Company Stock Certificate; it being understood that, pursuant to the Charter Amendment, each share of Preferred Stock shall be convertible into one share of Common Stock.

            (b) At the Closing, Parent shall deliver to The Bank of New York, as escrow agent, or, if The Bank of New York shall not agree to serve as escrow agent, to such other bank or trust company as may be mutually agreed by Parent and the Company (the "Escrow Agent"), pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit H, subject to reasonable changes required by Escrow Agent and reasonably acceptable to Parent, the Company and the Stockholders' Agent (the "Escrow Agreement"), (i) $5,000,000 of the Merger Consideration (the "Indemnity Escrow Amount") and (ii) $1,000,000 of the Merger Consideration or such greater amount as is determined in accordance with the following sentence (the "Merger Consideration Escrow Amount"), each by wire transfer of immediately available funds. If Parent has delivered the Parent Estimate to the Company pursuant to Section 2.6(a), the Merger Consideration Escrow Amount shall be increased in an amount equal to the difference between the Estimated Net Working Capital and the Parent Estimate; provided, however, that the Merger Consideration Escrow Amount shall in no event exceed $3,000,000.

            (c) Until surrendered as contemplated by this Section 2.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Per Share Merger Consideration. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of the Per Share Merger Consideration to the owner of such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to make an affidavit of that fact and to deliver an appropriate indemnity or surety bond as security against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (d) Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any cash amounts delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

      2.10 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares ("Dissenting Shares") of Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with,
Section 262 of the DGCL (the "DGCL Appraisal Procedures") shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration, in accordance with Sections 2.5 and 2.9, but rather the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the DGCL Appraisal Procedures; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the fair value of such holder's Dissenting Shares under the DGCL Appraisal Procedures, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive the Per Share Merger Consideration, in accordance with Sections 2.5 and
2.9. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for payment of the fair value of any shares of Common Stock (including a copy of each demand). Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to or settle or offer to settle, any such demands or agree to do any of the foregoing. From and after the Effective Time, the Merger Stockholders, joint and severally, shall be responsible for all payments, solely through and to the extent of the Indemnity Escrow Amount and any interest earned thereon (the "Indemnity Escrow Funds"), with respect to Dissenting Shares, including without limitation, all expense associated with negotiations and proceedings with respect to demands for appraisal required under the DGCL, in excess of the aggregate Per Share Merger Consideration that would have been payable to the holders of Dissenting Shares.

      2.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to and for the benefit of the Parent and Merger Sub as follows:

      3.1 ORGANIZATION OF THE COMPANY.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with requisite corporate power and authority to (i) execute, deliver and (subject to receipt of the Requisite Stockholder Approvals pursuant to the Stockholder Written Consent) perform this Agreement, (ii) perform its obligations under all oral and written agreements, legally binding commitments, contracts, subcontracts, leases, promissory notes, option agreements, warranties, purchase orders, licenses or sublicenses (including all amendments thereto) by which it is bound, (iii) own, lease and operate its properties and (iv) carry on its business as now being conducted therein, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it require such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (b) True and complete copies of the Certificate of Incorporation and Bylaws of the Company (the "Company Charter Documents") as in effect on the date of this Agreement have been made available for inspection by Parent prior to the date of this Agreement, which copies are complete and correct and include all amendments, modifications or supplements thereto. The Company Charter Documents are in full force and effect and the Company is in full compliance with all of the terms and provisions of the Company Charter Documents.

            (c) The Company's board of directors has recommended the approval and adoption of an amendment to the Company's Certificate of Incorporation in the form attached as Exhibit I hereto (the "Charter Amendment").

      3.2 AUTHORITY.

            (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all requisite corporate action, and no other acts or other proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby by the Company, other than the Requisite Stockholder Approvals pursuant to the Stockholder Written Consent. This Agreement has been duly executed by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

            (b) Except as set forth on Schedule 3.2(b), neither the execution and delivery by the Company of this Agreement nor the consummation of the transactions contemplated hereby by the Company nor compliance with any of the provisions hereof by the Company will (i) violate or conflict with any provision of the Company Charter Documents or the certificate of incorporation, bylaws or other similar organizational and operational documents of any of the direct or indirect Subsidiaries of the Company (each, a "Company Subsidiary" and collectively, the "Company Subsidiaries"), (ii) violate or conflict with, or result in a breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in or permit the termination of, loss of any right under or acceleration of the performance required by, or result in the creation or imposition of any Encumbrance upon any of the assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any Contract disclosed or required to be disclosed on Schedule 3.11(a) or (iii) violate, in any material respect, any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective assets. Except as set forth on
Schedule 3.2(b), no consent or approval by, notice to or registration with any Governmental Body, other than the filing of (x) the Charter Amendment and the certificate of merger required by the DGCL and (y) a Notification and Report Form with the Federal Trade Commission and the Department of Justice and the termination or expiration of the related waiting period, is required on the part of the Company or any Company Subsidiary prior to the Closing Date in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (c) The Company's board of directors has (i) unanimously determined that the Merger is advisable and in the best interests of the Company and its Stockholders, (ii) unanimously recommended the approval and adoption of this Agreement by the holders of Company Stock entitled to vote thereon and (iii) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement.

      3.3 CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of the date hereof is as set forth on Schedule 3.3 hereto. Set forth on Schedule 3.3 is a list of all of the Stockholders and the capital stock and other equity securities of the Company owned by each such Stockholder, in each case as of the date hereof. The shares of Company Stock set forth on
Schedule 3.3 constitute all of the outstanding shares of capital stock of the Company as of the date hereof. All such outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive or similar rights of any Stockholder arising by operation of securities laws or the Company Charter Documents. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company Charter Documents, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth on Schedule 3.3, as of the date hereof there is no existing subscription, option, warrant, call, commitment or other right or agreement to which the Company is bound requiring, and there are no convertible or exchangeable securities of the Company outstanding which upon conversion or exercise would require, the issuance of any additional shares of capital stock or other securities convertible into shares of capital stock of the Company. Except as set forth on Schedule 3.3, there are no agreements concerning the issuance, voting, transfer, acquisition or disposition of shares of capital stock of the Company to which the Company or, to the Knowledge of the Company, any Stockholder is a party.

      3.4 SUBSIDIARIES.

            (a) Schedule 3.4(a) contains a true and complete list of all of the Company Subsidiaries and the respective ownership interest of the Company and other Persons in each such Subsidiary. Except as set forth on Schedule 3.4(a), the Company does not own, directly or indirectly, any capital stock, equity securities or other equity interests of any Person. Except as set forth on
Schedule 3.4(a), the Company is not a party to any agreement to own or control, nor does the Company have the direct or indirect right to acquire, any Subsidiary or ownership interest in any other Person.

            (b) Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with requisite corporate power and authority to (i) perform its obligations under all oral and written agreements, legally binding commitments, contracts, subcontracts, leases, promissory notes, option agreements, warranties, purchase orders, licenses or sublicenses (including all amendments thereto) by which it is bound, (ii) own, lease and operate its properties and
(iii) carry on its business as now being conducted therein, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it require such qualification, except where the failure to be so qualified could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) True and complete copies of the certificate of incorporation, bylaws and other similar organizational and operational documents, as applicable, as in effect on the date hereof for each Company Subsidiary have been made available for inspection by Parent prior to the date of this Agreement, which copies are complete and correct and include all amendments, modifications or supplements thereto. The certificate of incorporation and bylaws or other organizational documents of each Company Subsidiary are in full force and effect and each Company Subsidiary is in full compliance with all of the terms and provisions of such documents.

      3.5 CAPITALIZATION OF THE COMPANY SUBSIDIARIES.

            (a) The authorized, issued and outstanding capital stock, equity securities or other equity interests of the Company Subsidiaries is set forth on
Schedule 3.5(a). All such shares have been duly authorized and are validly issued, fully paid and non-assessable.

            (b) Except as set forth on Schedule 3.5(b), the Company or one of the Company Subsidiaries has good and valid title to all shares, equity securities or other equity interests of the Company Subsidiaries (the "Company Subsidiary Shares") and all of the Company Subsidiary Shares are owned directly by the Company or one of the Company Subsidiaries, beneficially and of record, free and clear of all Encumbrances. The Company or a Company Subsidiary directly has full voting power over the Company Subsidiary Shares, subject to no proxy, stockholders' agreement, voting trust or other agreement relating to the voting of any Company Subsidiary Shares.

            (c) No Person has any preemptive right to purchase any shares of a Company Subsidiary. There is no existing subscription, option, warrant, call, commitment or other right or agreement to which any Company Subsidiary is bound requiring, and there are no convertible securities of any Company Subsidiary outstanding which upon conversion or exercise would require, the issuance of any additional shares of capital stock, equity securities or other equity interests or other securities convertible or exchangeable into shares of capital stock, equity securities or other equity interests of any Company Subsidiaries. Except as set forth on Schedule 3.5(c), there are no agreements concerning the issuance, transfer, acquisition or disposition of shares of capital stock or other equity interests of any Company Subsidiary to which the Company or any Company Subsidiary is a party.

      3.6 FINANCIAL STATEMENTS.

            (a) True and complete copies of the (i) audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2003 and 2002 and June 30, 2002, and the related statements of income and cash flows for the fiscal year ended December 31, 2003, the six months ended December 31, 2002 and the fiscal year ended June 30, 2002 and (ii) unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2004 and 2003, and the related consolidated statement of income and cash flows for the nine-month periods ended September 30, 2004 and 2003 are attached hereto as Schedule 3.6(a) (together with the footnotes thereto, collectively, the "Financial Statements"). The Financial Statements, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the consolidated results of their operations as of the respective dates and for the respective periods indicated therein and have been prepared in accordance with GAAP, except that the unaudited statements may not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments, none of which are expected to be material in amount or nature. The financial statements set forth in subsection (i) above have been audited by Ernst & Young LLP, independent public accountants, and the Company has provided Parent with true and correct copies of the auditor's reports relating thereto. The Financial Statements have been prepared from and are in accordance with the books and records of the Company and the Company Subsidiaries.

            (b) Except for indebtedness among the Company and the Company Subsidiaries and except as set forth on Schedule 3.6(b), neither the Company nor any Company Subsidiary has or has guaranteed any Indebtedness.

            (c) Set forth in Schedule 3.6(c) is a correct and complete list of all so called "earn-out" obligations of the Company or any Company Subsidiary arising pursuant to the acquisition of any hospitals, facilities or businesses, including the name of the acquisition giving rise to such earn-out, the acquisition date and a summary of the applicable earn-out provision.

            (d) Set forth on Schedule 3.6(d) is a list that presents fairly, in all material respects, the total amount of net cash collections from patients and third party payors by the Company and Company Subsidiaries, on both a consolidated and consolidating (by legal entity) basis, for services rendered to patients for each of the four quarters of the fiscal year ended December 31, 2003 and each of the first three quarters of the fiscal year ended December 31, 2004.

            (e) Set forth on Schedule 3.6(e) is true and complete list of all hospital development projects of the Company or any Company Subsidiary (collectively, the "Development Projects"), setting forth as to each Development Project (i) the location or proposed location of such Development Project, (ii) any certificates of need that have been applied for in connection with such Development Project and the status of all such applications and (iii) any letters of intent, partnership agreements or joint venture agreements relating to such Development Project.

      3.7 UNDISCLOSED LIABILITIES. Neither the Company nor any Company Subsidiary has (x) any material liabilities or obligations (other than contingent liabilities) or (y) to the

Knowledge of the Company, any material contingent liabilities or obligations, except (a) as and to the extent reflected or reserved against in the audited balance sheet of the Company and its consolidated subsidiaries (the "Balance Sheet") as of December 31, 2003 (the "Balance Sheet Date"), (b) for liabilities (including Taxes) which have been incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices, (c) for liabilities under this Agreement, (d) for executory obligations under Contracts, (e) for liabilities reflected on the September 30, 2004 balance sheet included in the Financial Statements, (f) for liabilities for Transaction Fees and Expenses incurred in connection with the transactions contemplated hereby and (g) as set forth on Schedule 3.7. As of the date hereof, to the Knowledge of the Company, except as disclosed on Schedule 3.7, neither the Company nor any Company Subsidiary has any contractual obligation to provide uncompensated care to any patient at any Facility, other than obligations pursuant to leases for the Leased Real Property set forth on Schedule 3.10(a) and pursuant to the Licenses set forth on Schedule 3.26(a).

      3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Company Subsidiaries reflected on the Balance Sheet included in the Financial Statements (net of the reserves reflected thereon), and all accounts receivable which have arisen since December 31, 2003, net of reserves computed in accordance with GAAP, are valid and have arisen only from bona fide arm's length transactions in the ordinary course of the business of the Company and the Company Subsidiaries. The accounts receivable, net of reserves computed consistently with past practices, set forth on the Balance Sheet are presented fairly on such Balance Sheet in accordance with GAAP.

      3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, the Company and Company Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any event, change, condition, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing, except as set forth on
Schedule 3.9 or otherwise expressly permitted or expressly required by the terms of this Agreement, the Company and Company Subsidiaries have not, since the Balance Sheet Date:

            (a) experienced any material damage, destruction or loss to or of any of their material assets which are used in the operation or conduct of the Business;

            (b) except as may be required under existing agreements or in the ordinary course of business consistent with past practice, made or agreed to make any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation of any executive officer, director or employee;

            (c) sold, purchased or transferred any material assets, other than in the ordinary course consistent with past practice;

            (d) paid (or committed to pay) any management fee or made (or committed to make) any loan or distribution of their property or assets to any Stockholder, or declared, paid or set aside for payment any dividend or distribution with respect to the Company Stock, or purchased or redeemed (or committed to purchase or redeem) any shares of Company Stock

(other than Common Stock repurchased or to be repurchased by the Company from employees of the Company or any Company Subsidiary pursuant to agreements in effect on the date hereof under which the Company has the option to repurchase such shares upon termination of employment);

            (e) written down or cancelled any material receivables or debt, or waived or released any material right or claim, except for cancellations, waivers and releases in the ordinary course of business and consistent with past practice;

            (f) suffered any material judgment with respect to, or made any material settlement of, any Legal Proceeding;

            (g) effected any material change in accounting practices and procedures, other than changes as a result of changes in GAAP; or

            (h) made or authorized any capital expenditures in excess of $50,000 individually or $250,000 in the aggregate;

            (i) consummated any transaction with any Affiliate (other than the Company or a Company Subsidiary);

            (j) made or entered into any acquisitions or dispositions of any hospitals, facilities or businesses, other than the opening or establishment of new hospitals, facilities or businesses;

            (k) except in the ordinary course of business, mortgaged, pledged or have imposed any Encumbrance on any material assets, except for Permitted Liens; or

            (l) agreed to do any of the foregoing.

      3.10 REAL PROPERTY; TITLE TO ASSETS.

            (a) Neither the Company nor any Company Subsidiary owns any real property. The Company and the Company Subsidiaries own good and valid leasehold interests in and to all real property leases to which the Company or any Company Subsidiary are a party or by which the Company or any Company Subsidiary are bound, which leases are listed on Schedule 3.10(a) (the "Leased Real Property"). Except for the Permitted Liens, there exist no Encumbrances affecting the Leased Real Property.

            (b) Except as listed on Schedule 3.10(b), neither the Company nor any Company Subsidiary has received written notice of an outstanding violation of any applicable Legal Requirement relating to any material part of the Leased Real Property or the operation thereof or written notice of condemnation, special assessment or the like, with respect thereto.

            (c) Schedule 3.10(a) sets forth a true, correct and complete list of all contracts or agreements under which the Company and Company Subsidiaries are lessee, sublessee or licensee of any Leased Real Property with a brief description of such contract or agreement, including, without limitation, the parties to the lease, the term of the lease, the current expiration date of the lease, the renewal options, the basic rent, any monthly payments of additional rent and whether a physician is a party to such contract or agreement. The Company and Company Subsidiaries have the right to quiet enjoyment of the real properties leased by it as tenant for the full term of the lease thereof to the extent provided in each such lease. Each lease or other contract or agreement referred to in Schedule 3.10(a) is a legal, valid and binding obligation of the Company and Company Subsidiaries, as applicable, enforceable against the Company and Company Subsidiaries in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity. There are no outstanding options or rights of any third person to acquire the Company's or any Company Subsidiary's leasehold interests in any such Leased Real Property. All leases, ground leases, subleases, licenses, options or other agreements of the Company and Company Subsidiaries, as applicable, as set forth in Schedule 3.10(a) are in full force and effect, and neither the Company nor any Company Subsidiary, as applicable, is in default under any such leases, ground leases, subleases, licenses, options or other agreements, and, to the Knowledge of the Company, no condition exists which (with notice or lapse of time or both) could constitute a default thereunder in each case. True and complete copies of all leases or other contracts or agreements listed on Schedule 3.10(a) (including any amendments, modifications and renewal letters) have been made available for inspection by Parent prior to the date of this Agreement.

            (d) Except as set forth in Schedule 3.10(d) hereto, the Company and each of the Company Subsidiaries has good title to all of its assets, including the assets reflected in the Balance Sheet, except those disposed of by it since the date of the Balance Sheet, free and clear of all Encumbrances except for Permitted Liens. The Company and each of the Company Subsidiaries leases, owns or has the right to use all assets used in the operation of the Business as currently conducted.

      3.11 MATERIAL CONTRACTS.

            (a) Schedule 3.11(a) contains a complete list of the following leases, contracts, commitments and agreements, oral or written ("Contracts") to which the Company or any Company Subsidiary is party or by which any of its assets or properties is bound:

                  (i) all contracts, agreements plans or arrangements required to be listed on Schedule 3.16;

                  (ii) each management agreement, operating agreements, services agreement and other agreements pertaining to the operation and maintenance of any Facility with annual payments in excess of $100,000 and that is not terminable by the Company or any Company Subsidiary within a 90-day period without substantial cost or penalty;

                  (iii) all collective bargaining or other labor or union contracts or agreements;

                  (iv) all instruments relating to Indebtedness, including any note, bond, deed of trust, mortgage, indenture or agreement to borrow money, any agreement relating to the extension of credit or the granting of an Encumbrance (other than a Permitted Lien within the meaning of clause (f), clause (g), clause (h) or clause (i) of the definition thereof), or any agreement of guarantee in favor of any Person other than the Company;

                  (v) each agreement, commitment or outstanding purchase order relating to capital expenditures that involves total remaining payments by the Company or any Company Subsidiary of more than $50,000 individually or $250,000 in the aggregate;

                  (vi) all agreements relating to the future disposition or acquisition of any interest in any business enterprise (whether through the purchase or sale of assets or stock or by merger, consolidation or other business combination) for a purchase price of more than $100,000;

                  (vii) each contract, agreement or commitment (including any lease for Leased Real Property) which (A) provides for annual aggregate payments to or from the Company or any Company Subsidiary in excess of $50,000 or (B) does not expire or is not terminable without substantial cost or penalty at the option of the Company or the Company Subsidiary within a 90-day period, excluding purchase orders made in the ordinary course of business consistent with past practice and contracts;

                  (viii) all contracts or agreements which expressly restrict the ability of the Company or Company Subsidiaries to conduct business of any type or in any location;

                  (ix) all material powers of attorney;

                  (x) all licenses or agreements required to be listed on
Schedule 3.12(c);

                  (xi) all bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, accrued vacation pay, group insurance, welfare agreements or other plans, agreements, trusts or arrangements for the benefit of employees;

                  (xii) all partnership or joint venture agreements;

                  (xiii) all agreements, arrangements or understandings with any Affiliate of the Company or any Company Subsidiary; and

                  (xiv) all material agreements, contracts or commitments for any charitable or political contribution.

            (b) True, correct and complete copies of the agreements set forth on
Schedule 3.11(a) have been made available for inspection by Parent prior to the date of this Agreement. All Contracts set forth on Schedule 3.11(a) are in full force and effect, and except as set forth on Schedule 3.11(b), neither the Company nor any Company Subsidiary, as applicable, is in default in any material respect, has done any act or failed to do any required act which constitutes a default in any material respect, has received written notice of such a default, or has received written notice of an event or occurrence of which with the giving of notice or the lapse of time could constitute a default in any material respect under any covenant or condition under any Contract set forth on or required to be set forth on Schedule 3.11(a), and, to the Knowledge of the Company, no other party to any such Contract is in default in any material respect thereunder.

      3.12 INTELLECTUAL PROPERTY.

            (a) As used herein, the term "Intellectual Property" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks, trade dress, trade names, Internet domain names, copyrights, registrations and applications for any of the foregoing, know-how, trade secrets, computer software programs and development tools, proprietary information, technologies, and processes, and all documentation and media describing or relating to any of the foregoing.

            (b) Schedule 3.12(b) contains a complete list of all United States and foreign trademarks, service marks and trade names (whether registered or not) and registrations and applications for registration thereof, patents and patent applications, domain name registrations, and registered and material unregistered copyrights, including without limitation computer software or sui generis databases, owned by or used by the Company or any Company Subsidiary that are material to the Business, other than off-the-shelf commercial software licensed to the Company or any Company Subsidiary for less than $1,000.00.

            (c) Schedule 3.12(c) sets forth all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any Intellectual Property (other than standard, commercially available off-the-shelf software) used or held for use by the Company or any Company Subsidiary, or (ii) by which the Company or any Company Subsidiary licenses or otherwise authorizes a third party to use Intellectual Property.

            (d) All of the patents, patent applications, trademark and service mark registrations and applications, copyright registrations and applications for copyright registration, and domain name registrations owned by the Company or any Company Subsidiary (i) to the Knowledge of the Company, are valid and
(ii) are in full force, are held of record in the name of the Company or the applicable Company Subsidiary, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. No opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such application. To the Knowledge of the Company, there is no infringement, misuse or misappropriation, actual or claimed, by the Company or any Company Subsidiary of any Intellectual Property owned by others, or by others of any Intellectual Property owned by the Company or any Company Subsidiary or used in the Business. All material Intellectual Property used in or necessary for the operation of the Business as currently conducted or proposed to be conducted is either (i) owned by the Company or a Company Subsidiary, free and clear of any title defects or Encumbrances (other than those Permitted Liens), and, to the Knowledge of the Company, no third party has claimed rights adverse to the Company or any Company Subsidiary, or (ii) the subject of a license or agreement pursuant to which the Company or Company Subsidiary has been granted the right to make such use thereof. Except as set forth on Schedule 3.12(d), neither the Company nor any Company Subsidiary, as applicable, is in default under any material agreement pursuant to which such company is licensing Intellectual Property of a third party or granting licenses to its own Intellectual Property.

            (e) The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the Business by the Company and/or the Company Subsidiaries, including all computer hardware, software, firmware and telecommunications systems used in the Business, perform reliably and in material conformance with the appropriate specifications or documentation for such systems. Except for scheduled or routine maintenance, the information technology systems of the Company and/or any Company Subsidiary are substantially available, in accordance with standard industry practices, for use in the Business and, as applicable, by the customers and clients of the Company and any Company Subsidiary, 24 hours a day, 7 days a week. The Company and the Company Subsidiaries have taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the critical business data of the business, including the provision of hot fail-over server capacity in the event of a systems failure or disaster.

      3.13 LITIGATION. Except as set forth on Schedule 3.13, there are no Legal Proceedings pending or, to the Knowledge of the Company, overtly threatened by or against the Company or any Company Subsidiary or any of the property or rights of the Company or any Company Subsidiary, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Body against the Company or any Company Subsidiary.

      3.14 ENVIRONMENTAL LAWS. Except as set forth on Schedule 3.14:

            (a) the Company and Company Subsidiaries are and have for the applicable statute of limitations been and the Business is and has been for the applicable statute of limitations conducted in compliance with all applicable Environmental Laws;

            (b) the Company and Company Subsidiaries possess and are in compliance with all Licenses required under Environmental Laws ("Environmental Permits") for the operation or conduct of the Business;

            (c) no notice, citation, summons, order or request for information has been issued to, no complaint has been filed against, no penalty has been assessed against, no judgment, decree or order is outstanding against and no investigation or review is pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiaries by any Governmental Body or any other party with respect to (A) any alleged violation of any Environmental Law, (B) any alleged failure to have or be in compliance with any Environmental Permit or (C) any use, possession, generation, treatment, storage, recycling, transportation or disposal or arrangement for disposal (collectively "Management") or the Release (as defined below), on-site or off-site, of any hazardous or toxic or polluting substance, material or waste, contaminant, or pollutant, including, without limitation, petroleum products, polychlorinated biphenyls, asbestos containing materials ("ACMs"), medical, infectious or chemotherapeutic wastes and radioactive materials ("Hazardous Substances");

            (d) no underground storage tanks containing Hazardous Substances used by the Company or any Company Subsidiary, or for which the Company or any Company Subsidiary is responsible, are present at any property operated or leased by the Company or any Company Subsidiary;

            (e) to the Knowledge of the Company, no portion of any property leased or occupied by the Company or any Company Subsidiary contains ACMs; any asbestos surveys by the Company or any Company subsidiary have been made available to Parent; and, to the Knowledge of the Company, none of the ACMs require abatement, repair or encapsulation as of the date hereof;

            (f) no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, emitted, emptied, injected, leached, dumped, or allowed to escape ("Release" or "Released") by the Company or any Company Subsidiary or, to the Knowledge of the Company, any of their predecessors at, on, about or under any property now or formerly owned, operated or leased by the Company or any Company Subsidiary or any of their predecessors in connection with the operation of the Business;

            (g) no consent, approval, authorization or filing is required under any applicable Environmental Law, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and

            (h) the Company has provided Parent copies of any environmental inspections, investigations, studies, audits, tests, reviews or other analyses in the possession of the Company or any Company Subsidiary conducted in connection with the Company, the Company Subsidiaries, the Business and any properties currently or formerly owned, operated or leased by the Company or any Company Subsidiary.

      3.15 EMPLOYEE BENEFIT PLANS.

            (a) Schedule 3.15(a) is a true and complete list of each (i) "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and (ii) all other material pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) maintained, contributed to, or required to be contributed to, during any time for which the relevant statute of limitations remains open by the Company or any other employer that is, or at any relevant time was, together with the Company, treated as a "single employer" under Section 414(b), 414(c) or 414(m) of the Code (an "ERISA Affiliate") or under which the Company or any ERISA Affiliate has any liability for the benefit of their respective employees (collectively, the "Employee Plans").

            (b) As applicable with respect to each Employee Plan, the Company has delivered to Parent, true and complete copies of (i) each Employee Plan, including all amendments thereto, and in the case of an unwritten Employee Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS") or Department of Labor

("DOL"), (v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the three most recent summary annual reports, financial statements and trustee reports and (vii) all material records, notices and filings concerning IRS or DOL audits or investigations and "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code (including Forms 5330).

            (c) Except as set forth Schedule 3.15(c), each Employee Plan has been operated and administered in all material respects in compliance with its terms and applicable requirements of applicable law, including ERISA and the Code.

            (d) Except as set forth Schedule 3.15(d), a nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has not occurred with respect to an Employee Plan, except as could not reasonably be expected to subject the Company to any material tax, penalty or liability.

            (e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Plan that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, nor has the Company nor any ERISA Affiliate ever maintained an Employee Plan that is now or at any relevant time was subject to Part 3, Subtitle B of Title I of ERISA.

            (f) Except as set forth Schedule 3.15(f), contributions to, and payments from, any Employee Plan which may have been required in accordance with the terms of such Employee Plan or any related document have been timely made except to the extent such delay could not reasonably be expected to subject the Company or any ERISA Affiliate to any material tax penalty or liability. Except as set forth Schedule 3.15(f), all such contributions to, and payments from, any Employee Plan, except those to be made from a trust, qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required, are properly accrued and reflected on the most recent financial statements set forth on Schedule 3.6(a).

            (g) Except as set forth Schedule 3.15(g), the Company and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Employee Plan that is, or was during any taxable year of the Company or any ERISA Affiliate for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

            (h) Except as set forth Schedule 3.15(h), all of the Employee Plans which are pension benefit plans have received determination letters from the IRS to the effect that such plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, as amended; and no determination letter with respect to any Employee Plan has been revoked nor has the Company or any ERISA Affiliate received notice of threatened revocation, nor has any Employee Plan been amended, or failed to be amended, since the date of its most recent determination letter in any respect that could adversely affect its qualification or materially increase its cost nor has any Employee Plan been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

            (i) Except as set forth Schedule 3.15(i), there are no pending investigations by any Governmental Body involving the Employee Plans, no termination proceedings involving the Employee Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Plans), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan which could give rise to any material liability, nor, to the best of the Company's Knowledge, are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. Except as set forth Schedule 3.15(i), there are no materials filings or applications to any Governmental Body which are currently outstanding or being prepared by the Company or any Employee Plan with respect to the Employee Plans, including, but not limited to filings under the Employee Plans Compliance Resolution System (as set forth in Rev. Proc. 2003-44, and any successor thereto) or the Voluntary Fiduciary Correction or Delinquent Filer Voluntary Compliance programs of the DOL.

            (j) Except as disclosed on Schedule 3.15(j), no payment which is or may be made by from or with respect to any Employee Plan, to any employee, former employee, director or agent of the Company or any ERISA Affiliate, either alone or in conjunction with any other payment, will or could properly be characterized as an excess parachute payment under Section 280G of the Code.

            (k) Except as set forth Schedule 3.15(k), the Company and each ERISA Affiliate have properly classified for all purposes (including, without limitation, for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan) all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to the Company and each ERISA Affiliate, except as could not reasonably be expected to subject the Company to any material tax, penalty or liability. To the Knowledge of the Company, except as set forth on
Schedule 3.15(k), no employee of the Company or any ERISA Affiliate is bound by any contract or commitment that restricts him or her from engaging in any activity competitive with the Company's business or competing with any person or entity other than as contained in his or her employment agreement with the Company or an ERISA Affiliate.

      3.16. COMPENSATION. Set forth on Schedule 3.16 hereto is (a) a list of all agreements, plans or arrangements by which the Company or any Company Subsidiary is bound with regard to employment, consulting services, compensation, bonus, incentive, stock option, stock purchase, severance pay, retention bonuses, success fees or other benefits or perquisites, other than any agreements, plans or arrangements listed in Schedule 3.15(a) hereto or any oral "at will" employment arrangements, (b) a list of all payments to directors, officers, employees or consultants contingent on the consummation of the transactions contemplated by this Agreement and (c) a list as of the date hereof of all employees of the Company and each Company Subsidiary entitled to receive a base salary at an annual rate in excess of $100,000 and their respective positions and annual base salaries.

      3.17 TAXES.

            (a) (i) Except as provided on Schedule 3.17, each Tax Return required to be filed (taking into account extensions) by or on behalf of or including the Company or any Company Subsidiary has been timely filed, all such Tax Returns were true, correct and complete in all material respects and such Tax Returns were prepared in accordance with all applicable Legal Requirements and accurately reflect the taxable income (or other measure of tax) of the Company and each Company Subsidiary; (ii) all Taxes, whether or not shown on such Tax Returns, due and owning by the Company or any Company Subsidiary have been timely paid; (iii) neither the Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return; (iv) with respect to Taxes of, or Tax Returns filed by or on behalf of, or including, the Company or any Company Subsidiary, no statute of limitations on assessment has been waived and no extension of time with respect to assessment or payment has been requested or received; (v) the most recent of the Company's financial statements reflect an adequate reserve for all Taxes payable by the Company and Company Subsidiaries for taxable periods and portions thereof accrued through the date of such financial statements, and nothing has occurred subsequent to that date to make any of those accruals inadequate; (vi) neither the Company nor any Company Subsidiary is under, or has received written notification of, any audit, investigation or similar proceedings relating to Taxes, and neither the Company nor any Company Subsidiary is a party to any litigation relating to Taxes; (vii) there has been no issue or claim raised in writing against the Company or any Company Subsidiary for any Taxes, and no assessments, deficiency or adjustment has been asserted or proposed in writing with respect to any Tax Return and no issues relating to Taxes have been raised by a taxing authority in writing in a completed audit or examination that, in each case, could reasonably be expected to result in an assessment, deficiency, or adjustment for a later taxable period; (viii) neither the Company nor any Company Subsidiary has been a member of a group of corporations filing a consolidated, combined or unitary Tax Return other than a group of which the Company was the common parent; (ix) the Company and each Company Subsidiary is not bound by any tax sharing, tax indemnity or similar agreement with respect to Taxes; (x) the Company and each Company Subsidiary has not ever (1) been the subject of a Tax ruling that would have continuing effect after the Closing Date; (2) been the subject of a closing agreement with any Governmental Body that would have continuing effect after the Closing Date; or (3) granted a power of attorney with respect to any Tax matters that would have continuing effect after the Closing Date; and (xi) neither the Company nor any Company Subsidiary has agreed, or is required to make, any adjustment under Section 481 of the Code for any taxable period following the Closing Date (or under comparable provisions of state, local or foreign law) by reason of a change in accounting method or otherwise. The Company has delivered or made available to Parent true and complete copies of all income and other material Tax Returns filed with respect to the Company or the Company Subsidiaries for all taxable periods beginning after December 31, 1998 or for which the statute of limitations for assessment of Tax has not expired and correct and complete copies of all examination reports and notices of deficiencies received since December 31, 1998.

            (b) The Company and each Company Subsidiary has complied in all respects with all Legal Requirements relating to the withholding and payment of Taxes, including requirements relating to employee wage withholding.

            (c) No claim has been made by a taxing authority in a jurisdiction where the Company and/or any Company Subsidiary do not file Tax Returns that the Company and/or any Company Subsidiary are or may be subject to taxation by that jurisdiction. The Company and/or any Company Subsidiary has not filed an election under Section 338(g) or 338(h)(10) of the Code or caused a deemed election under Section 338(e) of the Code. Neither the Company nor any Company Subsidiary owns any interest in an entity characterized as a partnership for federal income tax purposes. The Company and each Company Subsidiary has timely filed all information returns or reports, including forms 1099, that are required to be filed and has accurately reported all information required to be included on such returns or reports. Neither the Company nor any Company Subsidiary has engaged in any installment sales, open transactions or similar items that will result in taxable income to the Company or a Company Subsidiary following the Closing. There are no unpaid Tax liens upon any property or assets owned by the Company or any Company Subsidiary (other than liens for Taxes not yet due and payable). Neither the Company nor any Company Subsidiary has any deferred gain or loss pursuant to Treas. Reg. Section 1.1502-13 (or analogous provisions of state or local law) arising as a result of any intercompany transaction. Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) during the applicable period set forth in Section 897(c)(1)(A)(ii).

            (d) The Company has federal and state net operating loss carryforwards as set forth on Schedule 3.17(d), expiring as set forth on such schedule. Such net operating loss carryforwards are not subject to any Code
Section 382 limitations or separate return limitation year (SRLY) or other limitations.

      3.18. INSURANCE. Schedule 3.18 contains a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance maintained by or on behalf of the Company or any Company Subsidiary in effect for policy periods beginning on or after January 1, 2001, indicating for each policy the carrier, the type of insurance coverage, the amounts of coverage, deductible, premium rate, cash value if any, whether such policy is on an "occurrence" or "claims made" basis, expiration date and whether the program was retrospectively rated. All such policies are in full force and effect. True and complete copies of all such insurance policies and binders have been made available for inspection by Parent prior to the date of this Agreement. The coverage under each such policy and binder is in full force and effect, and no written notice of cancellation or non-renewal has been received by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary, as the case may be, is in material default under any of such policies. There has not been any failure by the Company or any Company Subsidiary to give any notice (including notice of facts or circumstances which may give rise to a material claim under the policies) or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on Schedule 3.18, there are no outstanding unpaid premiums under such policies that are due and payable as of the date hereof, other than accounts payable in the ordinary course of business. No disallowance of any material claim under any such policy has been received by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has been refused any insurance, nor has any of their coverage been limited by any insurance carrier to which any of them has applied for insurance or with which any of them has carried insurance during the last five years. Except as disclosed on Schedule 3.18, neither the Company nor any Company Subsidiary is now, or has entered into any agreement pursuant to which it will be, obligated to pay any retrospectively rated premiums, deductible amounts or self-insured retentions in connection with any insurance policies. The Balance Sheet reflects adequate reserves for deductible amounts, self-insured retentions and incurred but not reported claims in accordance with GAAP as of the Balance Sheet Date.

      3.19 LABOR RELATIONS AND EMPLOYMENT.

            (a) At the present time and during the past three years, (i) no unfair labor practice complaint or charge against the Company or any Company Subsidiary has been brought before, or, to the Knowledge of the Company, threatened by, the National Labor Relations Board or any other Government Body in any jurisdiction; (ii) there has not occurred or, to the Knowledge of the Company, been threatened any labor strike, dispute, picketing, slowdown, stoppage, or other similar labor activity against or involving the Company or any Company Subsidiary; (iii) neither the Company nor any Company Subsidiary is or has been party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent any employee; (iv) neither the Company nor any Company Subsidiary is or has been a party to, or affected by or threatened with, any union organizing or election activity or any dispute or controversy with a union involving its employees; and (v) neither the Company nor any Company Subsidiary has experienced any material labor difficulty.

            (b) Neither the Company nor any Company Subsidiary has effectuated a "plant closing" or "mass layoff" under the Worker Adjustment Retraining Notification Act ("WARN Act") nor in the past 90 days has the Company or any Company Subsidiary effectuated any plant closings or layoffs, which constitute an "employment loss" within the meaning of the WARN Act or any state or local law similar to the WARN Act.

      3.20 MEDICARE PARTICIPATION/ACCREDITATION.

            (a) All long-term acute care hospitals owned, operated or managed by the Company or any Company Subsidiary (each, a "Facility"), as applicable, are qualified for participation in the Medicare, Medicaid, CHAMPUS and TRICARE programs (as indicated), have current and valid provider contracts with each such program (as indicated), and are and have been in compliance in all material respects with the conditions of participation in such programs with respect to each participating location. Set forth on Schedule 3.20 are all of the Company's and the Company Subsidiaries' provider numbers and a list of the Facilities that are billing for services utilizing such provider numbers. Neither the Company nor any Company Subsidiary has received any notice from any of the Medicare, Medicaid, CHAMPUS or TRICARE programs of any pending or threatened investigation or survey under the Medicare, Medicaid, CHAMPUS or TRICARE programs (other than routine surveys in the ordinary course of business), and neither the Company nor any Company Subsidiary has reason to believe that any such investigation or survey is pending or threatened.

            (b) Neither the Company nor any Company Subsidiary has received notice of any pending or threatened investigation or inquiry (other than routine surveys and audits that have not resulted in an investigation or inquiry) from any Governmental Body, fiscal intermediary, carrier or similar Entity that enforces or administers the statutory or regulatory provisions in respect of any governmental health care program. There are no outstanding judgments, orders, writs, injunctions or decrees of any Governmental Body in respect of any governmental health care program against the Company or any Company Subsidiary (whether or not covered by insurance).

        3.21 COST REPORTS AND OTHER FILINGS.

            (a) (i) each cost report and other required claims and governmental filings ("Filings") with respect to Medicare and each state Medicaid program in which they participate required to be filed by or on behalf of the Company or any Company Subsidiary on or prior to the Closing Date has been timely prepared and filed in accordance with applicable Legal Requirements and all amounts shown on such cost reports as owed by the Company or such Company Subsidiary have been paid timely and (ii) all of such Filings were, when filed or as they have been subsequently amended, true and complete in all material respects; provided, however, that, for purposes of calculating Damages resulting from any breach or inaccuracy of the representations and warranties in clauses (i) and (ii), all of such Filings and all reserves reflected in the Financial Statements with respect thereto will be aggregated. The Company has made available for inspection by Parent prior to the date of this Agreement each such Filing made after January 1, 2001.

            (b) Schedule 3.21 lists the Medicare and Medicaid cost reports duly filed by the Company and each Company Subsidiary covering all open cost reporting periods prior to the Closing Date and which of such cost reports has been (i) audited but not fully settled and (ii) neither audited nor settled, and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such cost reports. Except as set forth on Schedule 3.21, neither the Company nor any Company Subsidiary has received notice, or has knowledge of the existence, of any pending dispute between the Company and/or any Company Subsidiary and governmental authorities or the Medicare fiscal intermediary regarding such cost reports for the remaining unaudited cost reports, other than with respect to adjustments thereto made in the ordinary course of business which do not involve individual line item adjustments in any cost reporting period in excess of $20,000. Neither the Company nor any Company Subsidiary has received written notice of, and the Company does not have Knowledge of the existence of, any claims against the Company or any Company Subsidiary by any third-party payors other than routine Medicare and Medicaid audit adjustments, which adjustments have not been and would not reasonably be expected to be material. Neither the Company nor any Company Subsidiary has received any written notice that Medicare or Medicaid has any claims against it which could result in offsets against future reimbursement in excess of that provided for in the Balance Sheet. The Financial Statements reflect adequate reserves for all open and unsettled cost reporting periods in accordance with GAAP.

            (c) All home office cost reports filed by the Company and each Company Subsidiary are true and correct and the costs contained in such reports are appropriately included therein and have been properly allocated among the Company and each Company Subsidiary and businesses in accordance with Medicare and Medicaid rules and regulations.

      3.22 EXCLUSION.

            (a) Neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any Affiliate, any Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Company Subsidiary of 5% or more or who has an ownership or control interest (as defined in Section 1124(a)(3) of the Social Security Act or any regulations promulgated thereunder) in the Company or any Company Subsidiary or any officer, director, employee, vendor or agent of the Company or any Company Subsidiary: (a) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program; or (c) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the categories of offenses as described in the Social Security Act Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder.

            (b) No Legal Proceeding is pending or, to the Knowledge of the Company, threatened to suspend, limit, terminate or revoke the status of the Company or any Company Subsidiary as a provider in any federal health care program. Neither the Company nor any Company Subsidiary has received any notice from any third-party payor of its intentions to suspend, limit, terminate, revoke or fail to renew any contractual arrangement with the Company or any Company Subsidiary.

      3.23 BILLING. The Company has designed its internal policies and procedures to ensure that all billing by, or on behalf of, the Company or any Company Subsidiary to third-party payors, including, but not limited to, Medicare, Medicaid and private insurance companies is, in the aggregate, true, correct and complete in all material respects. Neither the Company nor any Company Subsidiary has received any notice from any third-party payor, including but not limited to, Medicare or Medicaid, that indicates that Parent could not continue to bill in substantially the same manner and structure as the Company or any Company Subsidiary is billing on the date hereof.

      3.24 REIMBURSEMENT MATTERS. Except as disclosed on Schedule 3.24, for the previous three years, (a) neither the Company nor any Company Subsidiary has received any written notice of denial of payment or overpayment of a material nature from a federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by the Company and/or any Company Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $50,000, (b) to the Knowledge of the Company, there is no basis for the assertion after the Closing of any such denial or overpayment claim and (c) neither the Company nor any Company Subsidiary has received written notice from a federal health care program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened Legal Proceedings or surveys specifically with respect to, or arising out of, items or services provided by the Company or any Company Subsidiary, and to the Knowledge of the Company, no such investigation or survey is pending, threatened or imminent. Neither the Company nor any Company Subsidiary is subject to (i) a "focused review" of claims by Medicare or (ii) a "Corporate Integrity Agreement" or similar government-mandated compliance program.

      3.25 NO CRIMINAL PROCEEDINGS. There are no pending Legal Proceedings (other than unknown investigations) against the Company or any Company Subsidiary or, to the Knowledge of the Company, their agents, officers or employees with respect to their employment with the Company or any Company Subsidiary, which involve allegations of criminal violations of any Legal Requirements by the Company or any Company Subsidiary or their agents, officers or employees acting on behalf of the Company or any Company Subsidiary, including without limitation, Medicare or Medicaid.

      3.26 LICENSES.

            (a) Schedule 3.26(a) contains a complete and accurate list of each material License that is owned, held or possessed by the Company or any Company Subsidiary. Each License listed or required to be listed on Schedule 3.26(a) is valid and in full force and effect. Except as set forth on Schedule 3.26(a):

                  (i) the Company and each Company Subsidiary is, and at all times since January 1, 2001 has been, in compliance in all material respects with the terms and requirements of each License identified or required to be identified on Schedule 3.26(a);

                  (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any License listed or required to be listed on Schedule 3.26(a) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or nonrenewal of, or any modification to, any License listed or required to be listed on Schedule 3.26(a);

                  (iii) neither the Company nor any Company Subsidiary has received, at any time since January 1, 2001, any written notice or, to the Knowledge of the Company, other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential material violation of or material failure by the Company or any Company Subsidiary to comply with any term or requirement of any License or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any License;

                  (iv) all applications required to have been filed for the renewal of the Licenses listed or required to be listed on Schedule 3.26(a) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Licenses have been duly made on a timely basis with the appropriate Governmental Bodies; and

                  (v) to the Knowledge of the Company, there is no reason why any Licenses listed or required to be listed on Schedule 3.26(a) and issued to the Company or one or more of the Company Subsidiaries will not be reissued or transferred in the ordinary course if required as a result of the execution and consummation of this Agreement.

The Licenses listed in Schedule 3.26(a) collectively constitute all of the Licenses necessary to permit the Company and the Company Subsidiaries to lawfully conduct and operate the Business

(including, without limitation, the operation of each of the Facilities) in substantially the manner they currently conduct and operate the Business and to permit the Company and each Company Subsidiary to own and use their assets in substantially the manner in which they currently own and use such assets.

            (b) To the Knowledge of the Company, each License held by any administrator, medical director, director of nursing or other material medical professional employee or medical contracted agent (each a "Professional Employee") of the Company or any Company Subsidiary and necessary for that Professional Employee to carry out his/her duties for the Company or any Company Subsidiary is valid and in full force and effect. Except as set forth on
Schedule 3.26(b):

                  (i) to the Knowledge of the Company, each Professional Employee is, and at all times since January 1, 2001 has been, in compliance in all material respects with all of the terms and requirements of each such License;

                  (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any such License or
(B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or non-renewal of, or any modification to, any such License;

                  (iii) to the Knowledge of the Company, no Professional Employee has received, at any time since January 1, 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential material violation of or material failure to comply with any term or requirement of any License or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any License; and

                  (iv) to the Knowledge of the Company, all applications required to have been filed for the renewal of such Licenses have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Licenses in order for the Professional Employee to perform his or her duties for the Company or any Company Subsidiary have been duly made on a timely basis with the appropriate Governmental Bodies.

      3.27 LONG TERM HOSPITAL CERTIFICATION. Except as set forth on Schedule 3.27, (i) each Facility meets the requirements for a long-term care hospital set forth at 42 CFR Section 412.23(e), (ii) each Facility meets the grandfathering requirements for a long-term care hospital set forth at 42 CFR Section 412.534(f), (iii) neither the Company nor any Company Subsidiary has received written notice from a Governmental Body of any pending or threatened Legal Proceedings or surveys (other than surveys conducted in the ordinary course of business) specifically with respect to any Facility's status as a long-term care hospital, (iv) to the Knowledge of the Company, no such investigation or survey is pending, threatened or imminent (other than surveys conducted in the ordinary course of business) and (v) the Company has no reason to believe that each of the Facilities will not continue to meet such requirements applicable to its Medicare fiscal year. Each Facility set forth on Schedule 3.27 meets the requirements necessary to permit such facility to be paid under the Medicaid prospective payment system specified in 42 CFR Section 412.1(a)(1) and the Company expects such Facility to meet the requirements for a long-term care hospital set forth at 42 CFR Section 412.23(e) by the date set forth opposite such Facility on Schedule 3.27, which date is prior to the commencement of such Facility's next Medicare cost reporting period.

      3.28 COMPLIANCE WITH LAWS.

            (a) The Company and each of the Company Subsidiaries is, and for the applicable statute of limitations has been, in compliance in all material respects with all Legal Requirements (other than with respect to Environmental Laws, which are covered by Section 3.14) that are or were applicable to it or to the conduct or operation of its business or the ownership, lease or use of any of its assets, including, without limitation, all statutes, rules, regulations and regulatory requirements relating to (i) the operation of a Facility as a long-term acute care hospital and (ii) health, safety or other similar matters.

            (b) To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to (i) constitute or result in a material violation by the Company or any Company Subsidiary of, or a material failure on the part of the Company or any Company Subsidiary to comply with, any Legal Requirement (other than with respect to Environmental Laws, which are covered by Section 3.14), (ii) give rise to any material obligation on the part of the Company or any Company Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (iii) result in the imposition of a material Encumbrance against the Company or any Company Subsidiary, any Facility or any other property of the Company or any Company Subsidiary under any Legal Requirement (other than with respect to Environmental Laws, which are covered by Section 3.14).

            (c) Neither the Company nor any Company Subsidiary has received, at any time since January 1, 2001, any written notice or, to Knowledge of the Company , other communication from any Governmental Body or any other Person regarding (i) any actual or alleged material violation of, or failure to comply in any material respect with, any Legal Requirement (other than with respect to Environmental Laws, which are covered by Section 3.14), or (ii) any actual or alleged obligation on the part of the Company or any Company Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (d) Without limitation of the other provisions of this Section 3.28, except as set forth on Schedule 3.28:

                  (i) neither the Company nor any Company Subsidiary has submitted any claim in connection with any referral to any Facility that violated any applicable self-referral law, including, without limitation, the Ethics in Patient Referrals Act, 42 U.S.C. Section 1395nn (the "Stark Act"), or any applicable state self-referral law;

                  (ii) neither the Company nor any Company Subsidiary has submitted any claim for payment to any payor source, either governmental or nongovernmental, in violation of any false claim or fraud law, including, without limitation, the False Claims Act, 31 U.S.C. Section 3729, or any other applicable federal or state false claim or fraud law;

                  (iii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any Person providing professional or other services to the Company or a Company Subsidiary is presently, or has, engaged in any activities which are cause for criminal or civil penalties and/or mandatory or permissive exclusion from any Health Care Program (as hereinafter defined), including, without limitation, (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (C) presenting or causing to be presented a claim for reimbursement under any Health Care Program that is:
(1) for an item or service the claimant knows or should know was not provided as claimed; (2) for an item or service the claimant knows or should know is false or fraudulent; or (3) for an item or service the claimant knows or should know is not medically necessary; (D) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (E) knowingly or willfully soliciting or receiving any bribe, rebate, payoff, influence payment, kickback or other payment of any nature in violation of any Legal Requirement with respect to any Health Care Program; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (1) the conditions or operations of a Facility in order that such Facility may obtain certification, accreditation or similar approval under any Federal Health Care Program (as defined at 42 U.S.C. Section 1320a-7b(f)) or any health care program operated by or financed in whole or in part by any state or other government jurisdiction in which the Company or any Company Subsidiary is authorized to do business (each a "State Health Care Program" and together with the Federal Health Care Programs, the "Health Care Programs"), or (2) information required to be provided under
Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3); and

                  (iv) neither the Company, nor any Company Subsidiary nor, to the Knowledge of the Company, any officer, director, employee or contracted agent (for or on behalf of the Company or any Company Subsidiary) of the Company or any Company Subsidiary, has, directly or indirectly, (A) offered, paid, solicited or received any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payors of the Company or any Company Subsidiary, in order to obtain business or payments from such Persons in violation of any Legal Requirement; (B) solicited, received, given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous Payment (as hereinafter defined) of any kind, nature or description to any customer or potential customer, supplier or potential supplier, contractor, third party payor or any other Person in violation of any Legal Requirement; (C) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment, gift or other distribution, whether in money, property or services (a "Payment") to, or for the private use of, any governmental official, employee or agent where the Payment was in violation of any Legal Requirement;
(D) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of the books or records of the Company or any Company Subsidiary for any reason; (E) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any Payment to any Person with the intention or understanding that any part of such Payment would be used for any purpose other than that described in the documents supporting such Payment; or (F) solicited, received, paid or offered any illegal remuneration for any referral to any Facility in violation of any Legal Requirement, including without limitation, the Federal Anti-Kickback Statute, 42 U.S.C. Section 1320a-7b(b), or any applicable state anti-kickback law.

      3.29 CENSUS AND PAYOR MIX REPORTS. The Company has delivered to Parent true and complete reports detailing the census and payor mix for each Facility for all periods from January 1, 2003 to September 30, 2004.

      3.30 HILL-BURTON. Neither the Company nor any Company Subsidiary has ever received, nor was the construction, renovation or improvement of any Facility at any time financed by, any construction grants, loans or loan guarantees made pursuant to the Hospital Survey or Construction Act, Title VI of the Public Service Act or the National Health Planning and Resource Development Act, Title XVI of the Public Health Service Act (Title VI and Title XVI being hereinafter referred to as the "Hill-Burton Act"). Neither the Company nor any Company Subsidiary is subject to any obligations or community service assurance requirements pursuant to the Hill-Burton Act.

      3.31 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 3.31 since December 31, 2002, no director, officer, employee or greater than five percent (5%) stockholder of the Company or member of the family or Affiliate (other than a Company Subsidiary or a portfolio company of such Person) of any such Person is a party to any transaction with the Company or any Company Subsidiary, including any Contract providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm, other than employment-at-will arrangements in the ordinary course of business.

      3.32 BANK ACCOUNTS. Schedule 3.32 sets forth a list of all bank and securities accounts and lockboxes maintained by the Company or any Company Subsidiary, a list of persons authorized to sign on behalf of the Company and each Company Subsidiary with respect to each such account and a list of persons with authorized access to each such lockbox.

      3.33 BROKERS OR FINDERS. No broker, finder or investment banker is entitled to any fee or commission from the Company or any Company Subsidiary for services rendered on behalf of the Company or any Company Subsidiary in connection with the Merger or the transactions contemplated by this Agreement.

      3.34 VOTES REQUIRED. The Requisite Stockholder Approvals pursuant to the Stockholder Written Consent are the only votes of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger, the Charter Amendment and the other transactions contemplated by this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

      Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

      4.1 ORGANIZATION OF PARENT AND MERGER SUB. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with requisite corporate power and authority to enter into and perform this Agreement, to own, lease and operate its properties and to carry on its business as now being conducted therein, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would not prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby.

      4.2 AUTHORITY.

            (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub have been duly authorized by requisite corporate action, and no other acts or other proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed by each of Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

            (b) Except as set forth on Schedule 4.2(b), neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof by Parent and Merger Sub will (i) violate or conflict with any provision of the certificate of incorporation or bylaws or other similar organizational and operational documents of Parent, Merger Sub or any of their Subsidiaries,
(ii) violate or conflict with, or result in a breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in or permit the termination of, loss of any material right under or acceleration of the performance required by, or result in the creation or imposition of any Encumbrance upon any of the assets of Parent, Merger Sub or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, sublease, option, agreement or other instrument or obligation to which Parent, Merger Sub or any of their Subsidiaries is a party, or by which it or any of its Subsidiaries or any of the assets of Parent, Merger Sub or any of their Subsidiaries may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, Merger Sub or any of their Subsidiaries or any of the assets of Parent, Merger Sub or any of their Subsidiaries except, in the case of clauses (ii) and (iii) above, for such violations, conflicts, breaches or defaults which would not prohibit or restrict or delay the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.2(b), no consent or approval by, notice to or registration with any Governmental

Body, other than the filing of (x) the certificate of merger required by the DGCL and (y) a Notification and Report Form with the Federal Trade Commission and the Department of Justice and the termination or expiration of the related waiting period, is required on the part of Parent or Merger Sub prior to the Closing Date in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      4.3 LITIGATION. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Body against Parent, Merger Sub or any of their Subsidiaries, which seek to prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby or would adversely affect the ability of Parent, Merger Sub or any of their Subsidiaries to consummate the transactions contemplated hereby.

      4.4 BROKERS OR FINDERS. No broker, finder or investment banker is entitled to any fee or commission from Parent or Merger Sub for services rendered on behalf of Parent, Merger Sub or any of their Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement.

      4.5 FUNDING OF MERGER CONSIDERATION. Parent has, as of the date hereof, and will have, as of the Closing, liquid assets or available borrowing facilities in amounts sufficient to enable Parent to consummate the transactions contemplated by this Agreement and to pay the Merger Consideration to each Merger Stockholder.

      4.6 SURVIVING CORPORATION AFTER THE MERGER. Assuming the representations and warranties of the Company contained in this Agreement are true and correct in all material respects, at and immediately after the Effective Time, and after giving effect to the Merger and the other transactions contemplated herein, the Surviving Corporation (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) will have adequate capital with which to engage in its business and (c) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

                                    ARTICLE V
                        CERTAIN COVENANTS OF THE PARTIES

      5.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article IX or the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access during normal business hours to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company (including such access to conduct environmental audits); and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. Parent and its Representatives will hold any such information in accordance with the terms of the confidentiality agreements, dated April 13, 2004 and February 17, 2004, each between the Company and Parent (collectively, the "Confidentiality Agreement").

      5.2 CONDUCT OF BUSINESS. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to conduct the Business, and to cause the Company Subsidiaries to conduct the Business, in the ordinary course consistent with past practice, to preserve their business organizations intact, keep available the services of their officers and employees necessary for the conduct of the Business and maintain satisfactory relationships with suppliers, customers and others having business relationships with it. Without limiting the foregoing, except as set forth on Schedule 5.2, the Company will not, and will cause the Company Subsidiaries not to, do any of the following without the prior written consent of Parent:

            (a) amend its certificate of incorporation, bylaws or other similar organizational and operational documents, other than the Charter Amendment;

            (b) redeem or otherwise acquire any shares of its capital stock, equity securities or other equity interests or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, equity securities or other equity interests (other than (A) the issuance of Common Stock to employees of the Company upon exercise of Options outstanding as of the date hereof, (B) the issuance of Common Stock to Stockholders upon conversion of Preferred Stock outstanding as of the date hereof and (C) the repurchase of Common Stock from employees of the Company or any Company Subsidiary pursuant to agreements in effect on the date hereof under which the Company has the option to repurchase such shares upon the termination of employment);

            (c) declare, set aside or pay any dividends or make any other distributions in respect of any of its capital stock or any other equity interests (other than from a Company Subsidiary to another Company Subsidiary or to the Company);

            (d) adopt or amend any Employee Plan (except to the extent required by Section 2.7 hereof) or collective bargaining agreement, except as may be, and to the extent, required by law;

            (e) guarantee any liabilities, obligations or indebtedness of any Person (other than the Company or any Company Subsidiary);

            (f) permit, allow or suffer any of its material assets, leases or leased property to be subject to any Encumbrance, other than Permitted Liens;

            (g) cancel any material indebtedness for borrowed money owed to the Company or any Company Subsidiary or waive any other claims or rights of substantial value;

            (h) pay, loan or advance any amount to, or sell, transfer or lease any of its material assets to, or enter into any agreement or arrangement with, any Stockholder or Affiliate (other than with payments, loans, advances, sales, transfers, leases, agreements or arrangements between the Company and any Company Subsidiary or between two or more Company Subsidiaries and other than as contemplated by this Agreement);

            (i) make any material change in any method of accounting or accounting practice or policy other than those required by GAAP;

            (j) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            (k) acquire or agree to acquire (A) short-term assets outside of the ordinary course of business consistent with past practice and (B) any long-term assets (other than capital expenditures and additions to property, plant or equipment pursuant to Section 5.2(q)) outside the ordinary course of business consistent with past practices and in the aggregate in excess of $100,000;

            (l) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets having an aggregate value in excess of $50,000;

            (m) amend, revise, take any action to renew or take any action to terminate any material contract, lease, sublease, option or other agreement to which the Company or a Company Subsidiary may be a party, which requires annual payments to or from the Company or any Company Subsidiary of more than $50,000;

            (n) enter into or renew any employment, labor or consulting contract, arrangement or commitment, other than those that are terminable at will, without penalty or continuing obligation;

            (o) initiate or settle any litigation to which the Company or a Company Subsidiary is a party that would require payments in excess of $100,000 in the aggregate, excluding payments to the extent they are covered by insurance;

            (p) make or grant pay raises, bonuses, awards or severance to any officer, employee or director, or make any other payments, directly or indirectly, to any officer, employee or director of the Company or any Company Subsidiary, other than annual merit increases in the ordinary course of business consistent with past practice or as required by the terms of any employment, bonus or severance agreement or plan in effect on the date immediately prior to the date hereof;

            (q) make any capital expenditures for additions to property, plant or equipment outside of the ordinary course of business consistent with past practice; or make any commitments for capital expenditures for additions to property, plant or equipment where the payments for such commitments to be made after the Closing will be in excess of $50,000 in the aggregate;

            (r) fail to maintain in full force and effect through the Closing, insurance of the type and with such coverage amounts and with insurers rated comparable to those maintained as of the date hereof (the Company shall promptly advise Parent in writing of any change of insurer or type of coverage);

            (s) make, change or revoke any material Tax election or make any agreement or settlement with any taxing authority;

            (t) open any new hospital or purchase any hospital or close or sell any hospital;

            (u) enter into or renew any real property lease; or

            (v) agree to any of the foregoing.

      5.3 NOTIFICATION.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of the Company obtaining Knowledge of:

                  (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or a material breach of any representation or warranty made by the Company in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or a material breach of any representation or warranty made by the Company in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any material breach of any covenant or obligation herein of the Company; and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article VI,
Article VII or Article VIII impossible or unlikely.

            (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of Parent obtaining Knowledge of:

                  (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any material breach of any covenant or obligation herein of Parent or Merger Sub; and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article VI,
Article VII or Article VIII impossible or unlikely.

      5.4 NO NEGOTIATION. During the period from the receipt by the Company of the Requisite Stockholder Approvals pursuant to the Stockholder Written Consent until the earlier of the termination of this Agreement pursuant to Article IX or the Effective Time, the Company shall not, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

      5.5 OTHER INFORMATION AND EVENTS. During the Pre-Closing Period, the Company shall furnish to Parent:

            (a) as soon as possible and in any event within five (5) business days after the Company or a Company Subsidiary receives notice from any party to any Contract that the Company or a Company Subsidiary is in default thereunder, a copy of such notice;

            (b) promptly after the commencement thereof, notice in writing of all Legal Proceedings by or before any court or Governmental Body, against or affecting the Company or a Company Subsidiary or any of its properties or assets.

      5.6 TAX RETURN FILING. The Company shall cause to be prepared and timely filed all Tax Returns required to be filed by the Company or any Company Subsidiary on or prior to the Closing Date (the "Company Pre-Closing Returns"). The Company Pre-Closing Returns shall be prepared, where relevant, in a manner consistent with the Company's past practices except as otherwise required by applicable law. The Company shall allow Parent the opportunity to review and comment on the Company Pre-Closing Returns to be filed after the date hereof for a reasonable period prior to the intended filing date, provided that nothing hereunder shall limit the Company's right to cause such Tax Returns to be filed on a timely basis. The Company shall cause to be timely paid and shall be responsible for all Taxes due on or prior to the Closing Date with respect to Company Pre-Closing Returns.

      5.7 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement (but in any event within three (3) business days of the date of this Agreement), all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests for information received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to any federal or state antitrust or fair trade law.

      5.8 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, neither the Company nor Parent shall (and neither shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other parties' prior written consent, except as such release or statement may be required by law or the rules or regulations of any United States or foreign securities exchange; provided, however, that, promptly following the execution of this Agreement, Parent and the Company shall issue a mutually acceptable press release.

      5.9 SATISFACTION OF CONDITIONS. Prior to the Closing, (a) the Company shall use its commercially reasonable efforts to cause the conditions set forth in Article VII to be satisfied on a timely basis (including without limitation to cure any material inaccuracy in any representation or warranty that would exist as of the Closing Date), and (b) Parent and Merger Sub shall use their commercially reasonable efforts to cause the conditions set forth in Article VIII to be satisfied on a timely basis (including without limitation to cure any material inaccuracy in any representation or warranty that would exist as of the Closing Date). Notwithstanding anything to the contrary herein, neither Parent nor the Company, nor any of their respective Affiliates, shall be required as a result of this Agreement, to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction or to take or commit to take any action that could reasonably be expected to limit (x) the freedom of action of Parent or the Company or their respective Subsidiaries or Affiliates with respect to the operation of, or Parent's or its Subsidiaries' or Affiliates' ability to retain, the Company, the Company Subsidiaries or any of their respective businesses or assets or (y) the ability to retain, own or operate any portion of the business of Parent, the Company or their respective Subsidiaries and Affiliates or alter or restrict in any way the business or commercial practices of Parent or the Company or either of their respective Subsidiaries or Affiliates.

      5.10 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

            (a) The certificate of incorporation and bylaws of the Surviving Corporation and the Company Subsidiaries (the "Charter Documents") shall contain provisions no less favorable with respect to indemnification and advancement of expenses than are set forth in the Charter Documents of the Company or the applicable Company Subsidiary, as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were entitled to indemnification and advancement of expenses under the applicable Charter Documents.

            (b) At or prior the Effective Time, the Company shall obtain an insurance policy insuring the Company and the Company Subsidiaries and their respective directors and officers for anything done or not done by such directors or officers in any such capacity whether pertaining to any act or omission occurring or existing prior to or at the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (the "Tail Policy"). The Tail Policy shall provide for aggregate coverage of at least $3,000,000, shall have a minimum six (6) year tail and shall be reasonably acceptable to Parent. The premiums related to the Tail Policy shall either be paid out of current assets prior the Closing or be included as a current liability in all Net Working Capital calculations.

            (c) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Persons entitled to indemnification and advancement of expenses under the Charter Documents or covered by the Tail Policy, their heirs and their personal representatives and shall be binding on all successors and assigns of Parent, Merger Sub, the Company, the Surviving Corporation and the Company Subsidiaries.

      5.11 INVESTIGATION BY PARENT AND MERGER SUB; NO OTHER REPRESENTATIONS OR WARRANTIES.

            (a) In connection with Parent's and Merger Sub's investigation of the Company and the Company Subsidiaries and their businesses and operations, Parent, Merger Sub and their respective Representatives have received from the Company or its Representatives certain projections and other forecasts for the Company and the Company Subsidiaries and certain estimates, plans and budget information. Parent and Merger Sub acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; (ii) Parent and Merger Sub are familiar with such uncertainties; and (iii) Parent and Merger Sub are taking full responsibility for making their own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their Representatives. The Company represents that such projections, forecasts, estimates, plans and budgets were prepared by it in good faith.

            (b) Each of Parent and Merger Sub agrees that, except for the representations and warranties made by the Company that are expressly set forth in this Agreement or in any Exhibits, Schedules and documents delivered pursuant to this Agreement, neither the Company nor any Company Subsidiary has made and shall not be deemed to have made to any of Parent, Merger Sub or their respective Affiliates or Representatives any representation or warranty of any kind. Without limiting the generality of the foregoing, each of Parent and Merger Sub agrees that neither the Company nor any Company Subsidiary made or has made any representation or warranty to Parent, Merger Sub or to any of their respective Representatives or Affiliates with respect to any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any Company Subsidiary or the future business, operations or affairs of the Company or any Company Subsidiary.

            (c) The Company acknowledges and agrees that, except for the representations and warranties made by Parent or Merger Sub as expressly set forth in Article IV, neither Parent nor Merger Sub makes or has made to the Company, any Company Subsidiary, any Stockholder or any of their respective Affiliates or Representatives any representation or warranty of any kind.

      5.12 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1) of the United States Treasury Regulations and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

      5.13 INDEBTEDNESS AND TRANSACTION EXPENSES. At the Closing, Parent will pay, or will cause the Surviving Corporation to pay, all Indebtedness outstanding as of the Closing Date and all unpaid Transaction Fees and Expenses of the Company as of the Closing Date, each as specified by the Company. One (1) day prior to the Closing, the Company shall provide Parent with (a) a copy of the "payoff" letters from the lenders in connection with the Indebtedness, (b) a copy of the letters from such lenders confirming that all Encumbrances relating to such Indebtedness will be removed by the lenders effective upon payment to the lenders of the amounts set forth in the payoff letters and (c) a complete and accurate itemization of any other Indebtedness and a good faith estimate of all unpaid Transaction Fees and Expenses of the Company.

      5.14 ADOPTION OF MERGER AGREEMENT. Immediately following the execution of this Agreement, the Company shall use its commercially reasonable best efforts to obtain the Requisite Stockholder Approvals and the approval of the Charter Amendment pursuant to the Stockholder Written Consent. Upon receipt of the Requisite Stockholder Approvals, the Company shall promptly deliver to Parent a certificate of a duly authorized officer of the Company certifying as to the receipt of such Requisite Stockholder Approvals pursuant to the Stockholder Written Consent. Promptly following the receipt of the Requisite Stockholder Approvals, the Company shall file the Charter Amendment with the Secretary of State of the State of Delaware. Upon the acceptance for filing of the Charter Amendment by the Secretary of State of Delaware, the Company shall promptly deliver to Parent a certificate of a duly authorized officer of the Company certifying as to such acceptance. Within five (5) days of the date of this Agreement, the Company shall send to the Stockholders a notice complying with
Section 262(d)(2) of the DGCL.

      5.15 PREFERRED STOCK. The Company shall take all other actions necessary to ensure that all shares of Preferred Stock shall be converted into the applicable number of shares of Common Stock effective immediately prior to the Effective Time.

      5.16 COOPERATION REGARDING LICENSES. Each party shall use all reasonable efforts to assist and cooperate with the other party, including by providing all relevant information, in order to make all necessary filings with all appropriate Governmental Bodies (i) to obtain any approvals or consents from Governmental Bodies that Parent deems necessary or appropriate for the consummation of the transactions contemplated by this Agreement and (ii) to cause all Licenses that Parent deems necessary or appropriate to conduct and operate the Business following the Effective Time in substantially the same manner as the Company and the Company Subsidiaries currently conduct and operate the Business to be received, reissued, transferred or to remain in effect, as applicable.

      5.17 TERMINATION OF OTHER AGREEMENTS.

            (a) The Company shall use commercially reasonably efforts to ensure that the Second Amended and Restated Investor Rights Agreement, dated as of October 31, 2001, by and among the Company, the Investors party thereto, the Founders and David Steffy (the "Investor Rights Agreement") shall be terminated immediately prior to the Closing.

            (b) The Company shall use commercially reasonably efforts to ensure that the Second Amended and Restated Investor Rights Agreement, dated as of October 31, 2001, by and among the Company, the Investors and Shareholders party thereto (the "Series A Voting Agreement") shall be terminated immediately prior to the Closing.

      5.18. CREDIT AGREEMENT CONSENT. Parent shall use commercially reasonably efforts to obtain the Credit Agreement Consent (as defined in Section 7.10) within thirty (30) days after the date of this Agreement.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

      The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by each of the parties), at or prior to the Closing, of each of the following conditions:

      6.1 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

      6.2 HART-SCOTT-RODINO REQUIREMENTS. The waiting periods (as such may be extended by the Governmental Bodies involved) applicable to the consummation of the transactions contemplated hereby under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules thereunder (the "HSR Act") shall have expired or have been terminated by the appropriate Governmental Body.

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF PARENT AND MERGER SUB

      The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following additional conditions:

      7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company (a) set forth in Sections 3.1, 3.2(a), 3.2(c), 3.3, 3.4, 3.5, 3.33 and 3.34 of this Agreement (the "Specified Sections") shall be true and correct in all material respects on the date hereof and at and as of the Closing Date as if made at and as of such date and (b) contained in this Agreement (other than the Specified Sections) shall be true and correct (without regard to any Material Adverse Effect or other materiality qualifiers contained therein) on the date hereof and at and as of the Closing Date as if made at and as of such date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and except, in the case of clause (b) only, where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company shall have delivered to Parent a certificate to such effect signed by a duly authorized officer of the Company.

      7.2 PERFORMANCE OF THE COMPANY. Each of the obligations of the Company to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date, and, at the Closing Date, the Company shall have delivered to Parent a certificate to such effect signed by a duly authorized officer of the Company.

      7.3 MATERIAL ADVERSE EFFECT. There shall not have occurred after the date of this Agreement (i) a change or proposed change in Legal Requirements (including all changes or proposed changes in payment or reimbursement by government payors) that does have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole, other than the final regulatory changes announced by CMS on August 2, 2004 applicable to long-term acute care hospitals operated as "hospitals within hospitals" or "satellites", or (ii) any event, change, condition, circumstance or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      7.4 SECRETARY'S CERTIFICATE. Parent shall have received a certificate, dated the Closing Date, duly executed by the Secretary or an Assistant Secretary of the Company, on behalf of the Company, certifying as to: (a) the attached copy of the resolutions of the Board of Directors (or a duly authorized committee or officer) of the Company authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (b) the attached copy of the resolutions of the Stockholders authorizing and approving this Agreement and Charter Amendment and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and (c) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement or any other document or instrument contemplated hereby.

      7.5 GOOD STANDING CERTIFICATE. Parent shall have received certificates as to the Company's and each Company Subsidiary's organization, valid existence and good standing as a domestic corporation in the State of Delaware as of a date no more than five days prior to the Closing Date.

      7.6 ORGANIZATIONAL DOCUMENTS. Parent shall have received a true and complete copy of the certificate of incorporation or other formation document, as the case may be, of the Company and each Company Subsidiary, certified as true and complete by the Secretary of State or other appropriate governmental official of its jurisdiction of organization, and a copy of the bylaws or other organizational documents, as the case may be, of the Company and each Company Subsidiary, certified as true and complete by its Secretary.

      7.7 LEGAL OPINION. Parent shall have received from counsel for the Company an opinion dated the Closing Date in the form attached hereto as Exhibit J.

      7.8 CONSENTS. The Company shall have received (and furnished to the Parent evidence thereof reasonably satisfactory to Parent) any necessary or required approvals and consents from all third parties necessary or required to complete the transactions contemplated hereby or necessary for the Contracts, the leases of the Leased Real Property and any other contracts material to the Business set forth on Schedule 7.8 to remain in effect for the benefit of the Surviving Corporation or any Company Subsidiary, as applicable, following consummation of the transactions contemplated hereby on the same terms as in effect prior to the Closing (other than with respect to the Little Rock Lease), and such approvals and consents shall not have expired or been withdrawn as of the Closing Date.

      7.9 LICENSES. All approvals and consents from Governmental Bodies that Parent deems necessary or appropriate for the consummation of the transactions contemplated by this Agreement shall have been obtained, and all Licenses that Parent deems necessary or appropriate to conduct and operate the Business following the Effective Time in substantially the same manner as the Company and the Company Subsidiaries currently conduct and operate the Business shall have been received, reissued or transferred or will remain in effect, as applicable, or with respect to any such Licenses that may not be obtained under applicable Legal Requirements prior to the Effective Time, assurances reasonably satisfactory to Parent shall have been received from the applicable Governmental Bodies that such Licenses will be obtained promptly following the Effective Time.

      7.10 CREDIT AGREEMENT CONSENT. Parent shall have received a written consent to the transactions contemplated hereby (the "Credit Agreement Consent") from the lenders under that certain Credit Agreement, dated as of September 22, 2000, by and among Parent, Canadian Back Institute Limited, the Lenders party thereto, JPMorgan Chase Bank, as US Agent and US Collateral Agent, JPMorgan Chase Bank, Toronto Branch (as successor to J.P. Morgan Bank

Canada), as Canadian Agent and Canadian Collateral Agent, Banc of America Securities, LLC, as Syndication Agent, and CIBC, Inc., as Documentation Agent.

      7.11 ESCROW AGREEMENT. Each of the Stockholders' Agent and the Escrow Agent shall have duly executed and delivered the Escrow Agreement to Parent.

      7.12 EMPLOYMENT AGREEMENTS. The Employment Agreements shall be in full force and effect.

      7.13 NON-SOLICITATION AND CONFIDENTIALITY AGREEMENTS. The Non-Solicitation and Confidentiality Agreements shall be in full force and effect.

      7.14 OTHER CERTIFICATES. Parent shall have received such other certificates, instruments and other documents, in form and substance reasonably satisfactory to Parent and counsel for Parent, as Parent shall have reasonably requested in connection with the transactions contemplated hereby.

      7.15 RESIGNATIONS. All directors and officers of the Company and each Company Subsidiary (except those designated by Parent) shall have executed and delivered to the Company and each Company Subsidiary, as applicable, resignations effective as of the Effective Time.

      7.16 FIRPTA COMPLIANCE. The Company shall have complied with Section 5.12.

      7.17 TERMINATION OF OTHER AGREEMENTS. Prior to the Closing, the Investor Rights Agreement and the Series A Voting Agreement shall have been terminated and no longer in effect.

      7.18 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of damages in connection with the Merger; (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company; or (c) claiming to own any capital stock of the Company, or the option or other right to the capital stock of the Company, or right to receive consideration as a result of the Merger.

                                  ARTICLE VIII
                             CONDITIONS PRECEDENT TO
                           OBLIGATIONS OF THE COMPANY

      The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of each of the following additional conditions:

      8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality qualifiers contained herein) shall be true and correct on the date hereof and at and as of the Closing Date as if made at and as of such date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and except where the failure of such representations and warranties to be true and correct would not prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby, and Parent shall have delivered to the Company a certificate to such effect signed by a duly authorized officer of Parent.

      8.2 PERFORMANCE BY PARENT AND MERGER SUB. Each of the obligations of Parent and Merger Subs to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date, and, at the Closing Date, Parent shall have delivered to the Company a certificate to such effect signed by a duly authorized officer of Parent.

      8.3 MATERIAL BENEFICIAL CHANGE. There shall not have occurred after the date of this Agreement any change to the final regulatory changes announced by CMS on August 2, 2004 applicable to long-term acute care hospitals operated as "hospitals within hospitals" or "satellites" that has had or would reasonably be expected to have, individually or in the aggregate, a material beneficial effect on the business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

      8.4 SECRETARY'S CERTIFICATES. The Company shall have received certificates, dated the Closing Date, duly executed by the respective Secretaries or Assistant Secretaries of Parent and Merger Sub, on behalf of Parent and Merger Sub, certifying as to: (a) the attached copy of the resolutions of Parent or Merger Sub, as applicable, authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and (b) the incumbency, authority and specimen signature of each officer of Parent or Merger Sub, as applicable, executing this Agreement or any other document or instrument contemplated hereby.

      8.5 ESCROW AGREEMENT. Parent and the Escrow Agent shall have duly executed and delivered the Escrow Agreement to the Stockholders' Agent.

      8.6 LEGAL OPINION. The Company shall have received from counsel for Parent an opinion dated the Closing Date in the form attached hereto as Exhibit K.

      8.7 OTHER CERTIFICATES. The Company shall have received such other certificates, instruments and other documents, in form and substance reasonably satisfactory to the Company and counsel for the Company, as the Company shall have reasonably requested in connection with the transactions contemplated hereby.

      8.8 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding which could give rise to the recovery of damages from any Stockholder (pursuant to Article X hereof or otherwise) in connection with the Merger.

                                   ARTICLE IX
                                   TERMINATION

      9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows, and in no other manner:

            (a) by mutual consent of Parent and the Company;

            (b) by Parent if any of the conditions set forth in Article VI or
Article VII shall have become incapable of fulfillment, and shall not have been waived by Parent;

            (c) by the Company if any of the conditions set forth in Article VI or Article VIII shall have become incapable of fulfillment, and shall not have been waived by the Company;

            (d) by either Parent or the Company if the Closing has not occurred within 90 days of this Agreement (the "Drop Dead Date"); provided, however, that if the Closing has not occurred because of a party's breach of this Agreement, then the Drop Dead Date shall be extended for 20 days to the extent such breach can be cured and such breaching party is using commercially reasonable efforts to effect such cure; provided, further, that if the Department of Justice or the Federal Trade Commission has made a formal request for additional information or documentary material under the HSR Act within such 90-day period, then the Drop Dead Date shall be extended to the earlier of (i) 120 days after the date of this Agreement and (ii) 15 days after each of Parent and the Company has substantially complied with such second request;

            (e) by Parent if the Requisite Stockholder Approval are not obtained within three (3) hours of the execution of this Agreement or if the Charter Amendment is not filed with and accepted by the Secretary of State of the State of Delaware within one (1) business day of the execution of this Agreement; and

            (f) by the Company if Parent has not received the Credit Agreement Consent within 30 days after the date of this Agreement.

      9.2 PROCEDURES AND EFFECT OF TERMINATION. If this Agreement is terminated as provided herein, neither party shall have any liability or further obligation to any other party under the terms of this Agreement; provided that if such termination shall result from the breach by the non-terminating party of any representation or warranty, or the failure of the non-terminating party to perform a covenant of this Agreement, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure; provided further that if this Agreement is terminated by the Company pursuant to Section 9.1(f), Parent shall promptly reimburse the Company for all out-of-pocket legal and accounting expenses reasonably incurred by the Company in connection with the preparation and negotiation of this Agreement since October 21, 2004.

      9.3 RETURN OF DOCUMENTATION. Following termination of this Agreement, Parent shall return all agreements, documents, contracts, instruments, books, records, materials and other information (in any format) regarding the Company or any Company Subsidiary provided to Parent or its Representatives in connection with the transactions contemplated by this

Agreement. The Confidentiality Agreement shall remain in full force and effect following any termination of this Agreement.

      9.4 NON-DISPARAGEMENT. Following termination of this Agreement, none of Parent, Merger Sub or the Company shall, and each of them shall cause their respective stockholders, directors, officers and Affiliates not to, disparage in any way the other party or any of such other party's stockholders, directors, officers, employees or agents, whether publicly or privately, orally, in writing, or otherwise, including, without limitation, in communications with any suppliers, clients, customers or any other Person.

                                    ARTICLE X
                              INDEMNIFICATION, ETC.

      10.1 SURVIVAL OF REPRESENTATIONS, ETC.

            (a) The representations and warranties made by the Company in this Agreement and in each of the other agreements, certificates and instruments delivered to Parent pursuant to or in connection with the transactions contemplated by this Agreement shall survive the Closing and shall expire, together with the Parent Indemnitees' right to seek indemnification for breaches thereto pursuant to this Article X, on the date which is nine (9) months following the Closing Date (the "Stockholder Expiration Date"); provided, however, that if, at any time prior to the Stockholder Expiration Date, any Parent Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Parent Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
10.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the applicable Stockholder Expiration Date until such time as such claim is fully and finally resolved. The representations and warranties made by Parent and Merger Sub shall survive the Closing and shall expire, together with the Stockholder Indemnitees' right to seek indemnification for breaches thereto pursuant to this Article X, on the date which is nine (9) months following the Closing Date (the "Parent Expiration Date"); provided, however, that if, at any time prior to the Parent Expiration Date, any Stockholder Indemnitee (acting in good faith) delivers to Parent a written notice alleging the existence of any inaccuracy in or breach of any of the representations and warranties made by Parent and Merger Sub (and setting forth in reasonable detail the basis for such Stockholder Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 10.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the applicable Parent Expiration Date until such time as such claim is fully and finally resolved.

            (b) For purposes of this Agreement, each statement or other item of information set forth in any Schedule hereto shall be deemed to be a part of the representation and warranty made by the Company, Parent or Merger Sub, as the case may be, in this Agreement.

      10.2 INDEMNIFICATION BY THE STOCKHOLDERS.

            (a) Subject to the limitations set forth in this Article X, from and after the Effective Time, by virtue of the Merger each Stockholder, jointly and severally, shall, solely through and to the extent of the Indemnity Escrow Funds, hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages which are suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of or are connected with: (i) any misrepresentation in, inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement or in any agreement, certificate or instrument furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby; (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Article V) to be performed by the Company at or prior to the Effective Time; (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause (i) or
(ii) above; (iv) (A) any applicable self-insurance retention or deductible amount for any insured medical malpractice Legal Proceeding or potential Legal Proceeding arising out of acts or omissions occurring on or prior to the Closing Date and (B) any liability in connection with any uninsured medical malpractice Legal Proceeding or potential Legal Proceeding arising out of acts or omissions occurring on or prior to the Closing Date; (v) 50% of any liability not paid by insurers arising out of those certain cases captioned Morales v. SemperCare Hospital of Orlando, Inc., et al, Circuit Court of the Ninth Judicial District in and for Orange County, Florida, Case No. 04-CA-6159, and Dawson v. SemperCare Hospital of Baton Rouge, Inc., 19th Judicial District Court, East Baton Rouge, Louisiana, Case Number 520608; (vi) any liability arising out of acts or omissions occurring on or prior to the Closing Date relating to any actual or alleged overpayment due to adjustments made after the Closing Date to the cost reports filed by or on behalf of the Company or any Company Subsidiary on or prior to the Closing Date (determined on an aggregate basis after first netting any applicable reserves for such liability set forth as a current liability on the Closing Date Balance Sheet and then taking into account, without duplication, any underpayments owed to the Company or any Company Subsidiary due to adjustments made to such cost reports during the period from the Closing Date to the date which is five (5) business days prior to the Stockholder Expiration
Date); (vii) any liability (other than a liability covered by clause (vi) above) arising out of acts or omissions occurring on or prior to the Closing Date relating to (A) any failure to comply with Legal Requirements related to governmental third party payor programs, including compliance with all Medicare and/or Medicaid Legal Requirements, (B) any failure to comply with payment policies related to non-governmental third party payor programs, (C) any actual or alleged overpayment by any third party payor other than due to adjustments made to the cost reports filed by or on behalf of the Company or any Company Subsidiary on or prior to the Closing Date, and (D) any failure to comply with state health care Legal Requirements, including state facility and professional licensure and certificate of need Legal Requirements, in each case, to the extent such liability exceeds any reserves for such liability set forth as a current liability on the Closing Date Balance Sheet; (viii) any Legal Proceeding initiated by a Stockholder or Stockholders (A) seeking appraisal pursuant to
Section 2.10 to the extent that such Damages exceed the aggregate Per Share Merger Consideration that would have been payable to such Stockholder or Stockholders or (B) challenging the fairness of the Merger; (ix) any Indebtedness or Transaction Fees and Expenses of the Company to the extent such Indebtedness or

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

Transaction Fees and Expenses of the Company exceed the amounts thereof used to calculate the Closing Date Cash Amount pursuant to Section 2.5(b)(i); (x) any Post-Closing Decrease Amount to the extent such amount exceeds the Merger Consideration Escrow Funds; (xi) any liability arising from any Legal Proceeding brought by any Stockholder relating to any untrue statement or alleged untrue statement of a material fact contained in the Information Statement (other than any statement provided in writing by Parent to the Company specifically for inclusion therein) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; (xii) any liability for excess parachute payments by the Company or any Company Subsidiary under Section 280G of the Code payable as a result of or in connection with transactions contemplated hereby; (xiii) any liability for severance obligations and related costs paid to any officer or employee of the Company or any Company Subsidiary upon termination after the Closing by such officer or employee of such officer's or employee's employment pursuant to agreements in effect prior to the Closing, other than with respect to (A) any retention bonuses, success fees or similar officer or employee retention payments put in place after the date hereof at the written request of Parent, (B) any severance obligations owed to the Company's current chief operating officer pursuant to his agreement disclosed to Parent, (C) any severance obligations owed to an officer or employee under any such agreement because such officer or employee terminated such officer's or employee's employment after the Closing because such officer or employee had a reduction of such officer's or employee's salary, was relocated or had a material reduction of such officer's or employee's duties from such officer's or employee's duties prior to the Closing (it being understood that a change in an officer's or employee's title or supervisor or a change in such officer's or employees duties but without a reduction in overall responsibility shall not constitute a material reduction in such officer's or employee's duties for purposes of this clause (C)) and (D) any such severance obligations set forth as a current liability on the Closing Date Balance Sheet;
(xiv) any liability, cost or expenses sustained or incurred as a result of or in connection with those items listed on Schedule 3.15(c), Schedule 3.15(d),
Schedule 3.15(f) and Schedule 3.15(i) or any action taken which is necessary to bring the Surviving Corporation or any Company Subsidiary into compliance with all applicable Legal Requirements with respect to such items or any other matter arising out of such action, including without limitation, any filing fees, attorneys' and accountants' fees, required contributions to any Employee Plan, penalties, excise taxes, civil sanctions and interest; or (xv) any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Article X. The Parent Indemnitees may not make any claim for indemnification pursuant to Section 10.2(a)(i) or Section 10.2(a)(iii) (relating to Legal Proceedings relating to any inaccuracy or breach of the type referred to in Section 10.2(a)(i)) (except for claims with respect to Sections 3.1, 3.2(a), 3.2(c), 3.3, 3.4, 3.5, 3.15, 3.17, 3.31, 3.33 and 3.34) until the aggregate Damages incurred by the Parent Indemnitees for which indemnification may be sought exceeds $750,000 (the "Basket Amount"), at which point the Parent Indemnitees shall only be entitled to seek indemnification for the amount by which such Damages exceed the Basket Amount.

            (b) Each of the Company and the Stockholders acknowledges and agrees that, if the Surviving Corporation or any Company Subsidiary suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as a Parent Indemnitee) Parent shall also be deemed, by virtue of its

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

ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

            (c) Any amount of Damages required to be indemnified pursuant to this Section 10.2 shall be deemed, to the extent permitted by law, an adjustment in the Merger Consideration.

      10.3 INDEMNIFICATION BY PARENT. Subject to the limitations set forth in this Article X, from and after the Effective Time, Parent shall hold harmless and indemnify each of the Stockholder Indemnitees from and against, and shall compensate and reimburse each of the Stockholder Indemnitees for, any Damages which are suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with: (a) any misrepresentation in, inaccuracy in or breach of any representation or warranty set forth in this Agreement or any agreement, certificate or instrument furnished or to be furnished to the Company or the Stockholders' Agent pursuant hereto or in connection with the transactions contemplated hereby; (b) any breach of any covenant or obligation of Parent or Merger Sub (including the covenants set forth in Article V); or (c) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause (a) or (b) above (including any Legal Proceeding commenced by any Stockholder Indemnitee for the purpose of enforcing any of its rights under this Article X). Any amount of Damages required to be indemnified pursuant to this Section 10.3 shall be deemed, to the extent permitted by law, an adjustment in the Merger Consideration. Any claims for indemnification pursuant to this Section 10.3 shall be made by the Stockholders' Agent on behalf of any Stockholder Indemnitee. The Stockholder Indemnitees may not make any claim for indemnification pursuant to Section 10.3(a) (except for claims with respect to Sections 4.1, 4.2(a) and 4.4) until the aggregate Damages incurred by the Stockholder Indemnitees for which indemnification may be sought exceeds $750,000, at which point the Stockholder Indemnitees shall only be entitled to seek indemnification for the amount by which such Damages exceed $750,000.

      10.4 NO CONTRIBUTION. Each Stockholder Indemnitor waives, and acknowledges and agrees that such Stockholder Indemnitor shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Merger Sub, the Company or the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement, other than as contemplated by Section 5.10.

      10.5 OFFSET.

            (a) The amount of Damages pursuant to this Article X shall be is reduced by the amount of any insurance coverage (net of (i) any out-of-pocket expenses, (ii) any increase in premiums or (iii) any deductible incurred in obtaining such reduction). Notwithstanding any other provision in this Agreement including this Section 10.5, there shall be no affirmative obligation or duty on the part of any party to obtain insurance (other than pursuant to Section 5.10(b)) with respect to any aspect of their respective businesses, operations or assets. In connection with any Damages for which an Indemnitee may seek indemnification under this Article X, such Indemnitee shall use its commercially reasonable efforts to seek and pursue any available insurance coverage or other claims against third parties that such Indemnitee may have in respect of such Damages. If the Indemnitee receives any such amounts subsequent to an indemnification payment by the Indemnitor in respect of such Damages, then such Indemnitee shall promptly reimburse the Indemnitor up to the above amounts so received by the Indemnitee, net of any Taxes and collection costs. In computing the amount of any Damages for purposes of determining the liability of an Indemnitor under this Article X, the amount of any Tax benefit actually realized in cash by the Indemnitee arising from the incurrence or payment of any such Damages shall be deducted from such Damages and Damages shall include any Tax detriment incurred.

            (b) For purposes of calculating the amount of any Damages, any reserve for the specific matter that gave rise to such Damages shall be taken into account in calculating such Damages (to the extent that such reserve is not otherwise taken in account in such calculation) if and to the extent that such reserve was set forth on the Closing Date Balance Sheet and taken into account as a current liability in the calculation of Actual Net Working Capital.

      10.6 DEMANDS. If any Indemnitee believes such Indemnitee is entitled to be indemnified by any Indemnitor pursuant to this Article X with respect to any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party demand, assertion, claim, action or proceeding being referred to herein as a "Third Party Claim"), such Indemnitee agrees that, promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement with respect to such Third Party Claim, such Indemnitee will give prompt notice thereof in writing to Parent, if the Indemnitee is any Stockholder Indemnitee, or to the Stockholders' Agent on behalf of the Merger Stockholders, if the Indemnitee is any Parent Indemnitee, together with a statement of such information respecting any of the foregoing as such party shall have. Such notice shall include a formal demand for indemnification under this Agreement. Failure of the Indemnitee to give such notice in a timely manner shall not relieve the Indemnitor from any liability which it may have on account of this Article X or otherwise, except to the extent that the Indemnitor is materially prejudiced thereby.

      10.7 RIGHT TO CONTEST AND DEFEND. The Indemnitor shall be entitled at its cost and expense to participate in the defense of any Third Party Claim for which it has received notice from the Indemnitee under Section 10.6 and, subject to the limitations set forth in this Section 10.7, shall be entitled to control and appoint lead counsel (reasonably satisfactory to the Indemnitee) for such defense; provided that the Indemnitor shall be entitled to control and appoint lead counsel only if (i) the claim involves (and continues to involve) solely monetary damages, (ii) the Indemnitor expressly agrees in writing to the Indemnitee that, as between the two, the Indemnitor is solely obligated to satisfy and discharge the claim and (iii) the Indemnitor makes reasonably adequate provision to satisfy the Indemnitee of the Indemnitor's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided, however, that the Indemnitor shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnitor no longer satisfies the Litigation Conditions; provided, further, that notice of the intention to so control the defense or settlement shall be delivered by the Indemnitor to the Indemnitee within twenty (20) days (or sooner, if the nature of the Third Party claim so requires) from the date of receipt by the Indemnitor of notice by the Indemnitee of the assertion of the Third Party Claim. Any such contest may be conducted in the name and on behalf of the Indemnitor or the

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

Indemnitee, as may be appropriate. Such contest shall be conducted by reputable counsel employed by the Indemnitor, but the Indemnitee shall have the right, but not the obligation, to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. Notwithstanding the foregoing, upon the election by the Indemnitor to assume the defense, the Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee, if and only to the extent that (i) the Indemnitor has not employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (ii) the employment of counsel and the amount reimbursable therefor by the Indemnitee has been authorized in writing by the Indemnitor or (iii) representation of the Indemnitor and the Indemnitee by the same counsel would, in the reasonable opinion of such counsel, constitute a conflict of interest under applicable standards of professional conduct. The Indemnitor shall have full authority to determine all action to be taken with respect to a Third Party Claim the defense of which it has assumed in accordance with this Section 10.7; provided, however, that the Indemnitor will not have the authority to subject the Indemnitee to any non-monetary relief whatsoever, other than the performance of purely ministerial tasks, and any settlement of a claim must include a full release of the Indemnitee. If the Indemnitor does not elect to assume the control of the defense of any such Third Party Claim, fails to notify the Indemnitee of its election as herein provided or fails to satisfy the Litigation Conditions, the Indemnitee may pay, compromise or defend such Third Party Claim; provided, however, that the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim.

      10.8 COOPERATION. The Indemnitor and the Indemnitee agree to cooperate with each other and their respective counsel in contesting any Third Party Claim or, if appropriate, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any other Person, including giving each other reasonable access to all information relevant thereto, subject to receipt of a reasonable confidentiality agreement. The Indemnitor shall be obliged to reimburse the Indemnitee for the reasonable out-of-pocket expenses related to such cooperation.

      10.9 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS; SOLE RECOURSE. The aggregate indemnification obligations of the Merger Stockholders pursuant to
Section 10.2(a) shall not exceed the Indemnity Escrow Funds (it being understood that Parent may recover the Merger Consideration Escrow Funds to the extent provided in Section 2.6). Subject to the rights of Parent to recover the Merger Consideration Escrow Funds to the extent provided in Section 2.6, the Indemnity Escrow Funds shall be the sole and exclusive source of funding for any claims for indemnification by any Parent Indemnitee hereunder and once the Indemnity Escrow Funds have been released from escrow pursuant to the terms of the Escrow Agreement, such funds shall cease to be subject to any claims for indemnification by any Parent Indemnitee; provided, however, that such limitations shall not apply to Damages resulting from fraud or intentional misrepresentation on the part of the Company or any Stockholder Indemnitor, as applicable. The aggregate indemnification obligations of Parent pursuant to
Section 10.3 shall not exceed $5,000,000; provided, however, that such limitation shall not apply to Damages resulting from fraud or intentional misrepresentation on the part of Parent. The Stockholder Indemnitees' right to seek indemnification pursuant to this Article X shall expire on the Parent Expiration Date; provided, however, that if, at any time prior to the Parent Expiration Date, any Stockholder

Indemnitee (acting in good faith) delivers to Parent a written notice alleging the existence of any matter for which such Stockholder Indemnitee is entitled to recovery under Section 10.3 (and setting forth in reasonable detail the basis for such Stockholder Indemnitee's belief that such Stockholder Indemnitee is entitled to indemnification) and asserting a claim for recovery under Section 10.3, then the claim asserted in such notice shall survive the applicable Parent Expiration Date until such time as such claim is fully and finally resolved. From and after the Effective Time, other than with respect to claims under Sections 2.5, 2.6, 2.7, 2.9, 5.10 and 12.2, the remedies set forth in this
Article X shall constitute the sole and exclusive remedies for monetary Damages for breach of this Agreement, except for fraud or intentional misrepresentation.

      10.10 MISCELLANEOUS.

            (a) For purposes of determining whether there has been any inaccuracy in or breach of any representation or warranty by the Company, Parent or Merger Sub in this Agreement or in any agreement, certificate or instrument furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and for purposes of calculating the amount of Damages to which an Indemnitee is entitled as a result of any such inaccuracy or breach, such representation or warranty shall not be deemed qualified by any concept of "material," "materiality," "Material Adverse Effect" or other similar qualification; provided, however, that this Section 10.10(a) shall not apply to the representations and warranties set forth in Sections 3.6(a), 3.6(d), 3.9, 3.11(a), 3.12(b), 3.12(c) and 3.15(b)(vii) and the first sentence of Section 3.26(a).

            (b) No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing.

            (c) Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity shall apply to any rights or claims based upon fraudulent or intentional misrepresentation.

            (d) The limitations on the indemnification obligations set forth in Sections 10.2 and 10.3 shall not apply to any covenants or agreements of the Company, Parent or Merger Sub in this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      11.1 SCHEDULES. The Schedules attached to this Agreement (i) shall not be construed as indicating that any matter disclosed therein is required to be disclosed, as some matters stated therein are given for informational purposes only, nor shall such disclosure be construed as an admission that such information is material to the Company or Parent, as the case may be, and (ii) shall be deemed to disclose any matter disclosed on any particular schedule on any other schedule where it is apparent on the face of the disclosure and without reference to any separate or independent document or information (other than the Schedules) that such disclosure would be specifically applicable to such other schedule.

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

      11.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      11.3 FEES AND EXPENSES. Each of the Company, the Stockholders, the Stockholders' Agent and Parent (with respect to itself and Merger Sub), shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Schedules hereto) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger, including any retention bonuses, "success" fees, change of control payments and any other payment obligations payable as a result of the consummation of the Merger (other than, with respect to the Company, any retention bonuses, success fees or similar employee retention payment put in place after the date hereof at the written request of Parent and any severance obligations owed to an employee of the Company or any Company Subsidiary as a result of the termination of employment of such employee by Parent, the Surviving Corporation or any Company Subsidiary after the Effective Time, which shall be deemed to be Transaction Fees and Expenses of Parent) (collectively, the "Transaction Fees and Expenses"). Notwithstanding the foregoing, any filing fees payable in connection with filings made pursuant to the HSR Act shall be split equally between Parent and the Company. For purposes of this Agreement, one half of any fees payable at the Closing to the Escrow Agent shall be considered Transaction Fees and Expenses of Parent and one half of any fees payable at the Closing to the Escrow Agent shall be considered Transaction Fees and Expenses of the Company.

      11.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      11.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                           If to Parent or Merger Sub:

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

                           Select Medical Corporation
                           4716 Old Gettysburg Road
                           Mechanicsburg, PA  17055
                           Attention: Ken Moore
                           Facsimile: (717) 303-0824

                           Copy to:

                           Select Medical Corporation
                           4716 Old Gettysburg Road
                           Mechanicsburg, PA  17055
                           Attention: Michael E. Tarvin
                           Facsimile: (717) 975-9981

                           Dechert LLP
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA  19103-2791
                           Attention: Carmen J. Romano
                           Facsimile: (215) 994-2222

                           If to the Company:

                           SemperCare, Inc.
                           2745 North Dallas Parkway
                           Suite 300
                           Plano, TX  75093
                           Attention: Robert A. Lefton
                           Facsimile: (972) 836-1333

                           Copy to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, TX  75201-2975
                           Attention: Jeffrey A. Chapman
                           Facsimile: (214) 999-7797

                           If to the Stockholders' Agent or
                           any of the Stockholder
                           Indemnitors:

                           Jeffrey J. Collinson
                           Collinson Howe & Lennox
                           1055 Washington Boulevard
                           Stamford, CT  06901
                           Facsimile: (203) 324-3636

                           Copy to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, TX  75201-2975
                           Attention: Jeffrey A. Chapman
                           Facsimile: (214) 999-7797

      11.6 CONFIDENTIALITY. At the Effective Time, the parties acknowledge and agree that the Confidentiality Agreement shall terminate and be of no further force and effect.

      11.7 TIME OF THE ESSENCE. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

      11.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      11.10 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement, and all agreements, documents and instruments delivered pursuant hereto or incorporated herein, unless otherwise expressly provided therein, shall be governed by, and construed in accordance with, the internal laws of the State of New York (without giving effect to principles of conflicts of laws); provided, however, that with regard to issues and questions of corporate law where the laws of the State of New York are not applicable, such issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of any other laws. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any Legal Proceeding arising out of or relating to this Agreement shall be instituted only in the United States District Court for the Southern District of New York located in the City of New York or, in the absence of jurisdiction, the Supreme Court of New York located in the City of New York, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such Legal Proceeding, including, without limitation, any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such Legal Proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.5 or at such other address of which the other parties shall have been notified in accordance with the provisions of

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Section 11.5, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

      11.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). Merger Sub may assign its rights under this Agreement to another direct or indirect Subsidiary of Parent (including the right to be a constituent corporation in the Merger), in which case references herein to Merger Sub shall be deemed to apply to such Subsidiary and such Subsidiary shall be made a party signatory hereto. Except as set forth in the previous sentence, this Agreement may not be assigned by any party prior to the Closing Date. After the Closing Date, Parent may freely assign any or all of its rights (but not its obligations) under this Agreement (including its indemnification rights (but not its obligations hereunder) under Article X), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Notwithstanding the foregoing, nothing in this Section 11.11 shall prohibit the merger of Parent with EGL Acquisition Corp. pursuant to the Eagle Merger Agreement.

      11.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. Except as otherwise set forth in Article X of this Agreement and except with respect to equitable claims, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

      11.13 WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      11.14 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

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      11.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of Parent, Merger Sub, the Company and the Stockholders' Agent (acting exclusively for and on behalf of all of the Merger Stockholders); and (b) after the Closing Date, on behalf of Parent and the Stockholders' Agent (acting exclusively for and on behalf of all of the Merger Stockholders).

      11.16 SEVERABILITY. In the event that any provision of this Agreement or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      11.17 PARTIES IN INTEREST. Except for the provisions of Sections 2.5, 2.6,
2.9 and 5.10 and Articles X and XII, none of the provisions of this Agreement is intended to confer upon any Person (other than the parties hereto and their respective successors and assigns (if any)) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      11.18 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement executed by Parent and the Company shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time or (b) the date on which such Confidentiality Agreement is terminated in accordance with its terms.

      11.19 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to Articles and Sections of this Agreement and Schedules and Exhibits to this Agreement.

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                                   ARTICLE XII
                             THE STOCKHOLDERS' AGENT

      By virtue of the Merger, each Merger Stockholder hereby agrees as follows:

      12.1 AUTHORIZATION OF THE STOCKHOLDERS' AGENT. Jeffrey J. Collinson (the "Stockholders' Agent") (and any successor appointed to act on his behalf) hereby is appointed, authorized and empowered to act, on behalf of the Merger Stockholders, in connection with, and to facilitate the consummation of the transactions contemplated by, this Agreement and the other agreements contemplated hereby, and in connection with the activities to be performed on behalf of the Merger Stockholders under this Agreement and the Escrow Agreement, for the purposes and with the powers and authority hereinafter set forth in this
Article XII and in the Escrow Agreement, which shall include the power and authority:

            (a) to execute and deliver the Escrow Agreement (with such modifications or changes therein to which the Stockholders' Agent, in his reasonable discretion, shall consent) and to agree to such amendments or modifications thereto as the Stockholders' Agent, in its reasonable discretion, may deem necessary or desirable to give effect to the matters set forth in this
Article XII;

            (b) to execute and deliver such waivers and consents in connection with this Agreement and the consummation of the transactions contemplated hereby as the Stockholders' Agent, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement and the other agreements contemplated hereby;

            (c) as the representative of the Merger Stockholders, to enforce and protect the rights and interests of the Merger Stockholders and to enforce and protect the rights and interests of the Stockholders' Agent arising out of or under or in any manner relating to this Agreement and the Escrow Agreement and, in connection therewith, to (i) assert or institute any claim for indemnification on behalf of the Stockholder Indemnitees; (ii) investigate, defend, contest or litigate any claim for indemnification initiated by the Parent or Merger Sub, or any other Person, against the Stockholders' Agent, the Merger Consideration Escrow Funds and/or the Indemnity Escrow Funds, and receive process on behalf of any or all Merger Stockholders in any such claim and compromise or settle on such terms as the Stockholders' Agent shall determine to be appropriate and give receipts, releases and discharges on behalf of all of the Merger Stockholders with respect to any such claim; (iii) file any proofs, debts, claims and petitions as the Stockholders' Agent may deem advisable or necessary; (iv) settle or compromise any claims asserted under this Agreement;
(v) assume, on behalf of all of the Merger Stockholders, the defense of any claim that is the basis of any claim asserted under this Agreement; and (vi) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing claims, it being understood that the Stockholders' Agent shall not have any obligation to take, and shall not have liability for any failure to take, any such any action;

            (d) to enforce payment from the Indemnity Escrow Funds and any other amounts payable to the Merger Stockholders, in each case on behalf of the Merger Stockholders, in the name of the Stockholders' Agent;

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

            (e) to cause to be paid out of the Indemnity Escrow Funds the full amount of any judgment or judgments and legal interest and costs awarded in favor of any Parent Indemnitee arising out of the indemnification provisions set forth in Article XI of this Agreement;

            (f) to cause to be paid out of the Merger Consideration Escrow Funds the full amount of the Post-Closing Decrease Amount;

            (g) to waive or refrain from enforcing any right of the Merger Stockholders or any of them and/or of the Stockholders' Agent arising out of or under or in any manner relating to this Agreement, the Escrow Agreement or any other agreement contemplated hereby or thereby; and

            (h) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders' Agent, in its sole and absolute direction, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraphs (a) through (g) above and the transactions contemplated by this Agreement and the Escrow Agreement.

Parent, Merger Sub, the Surviving Corporation and the Company Subsidiaries shall be entitled to rely exclusively upon the communications of the Stockholders' Agent relating to the foregoing as the communications of the Merger Stockholders. Neither Parent, Merger Sub nor the Surviving Corporation (a) need be concerned with the authority of the Stockholders' Agent to act on behalf of all Merger Stockholders hereunder or (b) shall be held liable or accountable in any manner for any act or omission of the Stockholders' Agent in such capacity. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that (i) the Stockholders' Agent may not enter into or grant any amendments or modifications described in Section 12.1(a) or waivers or consents described in Section 12.1(b) unless such amendments, modifications, waivers or consents shall affect each Merger Stockholder similarly and to the same relative extent and (ii) any such amendment, modification, waiver or consent that does not affect any Merger Stockholder similarly and to the same relative extent as it affects other Merger Stockholders must be executed by such Merger Stockholder to be binding on such Merger Stockholder. Notwithstanding anything to the contrary contained herein, the Stockholders' Agent, in his role as Stockholders' Agent, shall have no liability whatsoever to the Company, Parent, Merger Sub, the Surviving Corporation or any of their Affiliates or Subsidiaries. The grant of authority provided for in this Section 12.1 is coupled with an interest and is being granted, in part, as an inducement to the Company, Parent and Merger Sub to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Merger Stockholder and shall be binding on any successor thereto, and (ii) shall survive any distribution from the Escrow Agent.

      12.2 COMPENSATION; EXCULPATION; INDEMNITY.

            (a) The Stockholders' Agent shall not be entitled to any fee, commission or other compensation for the performance of his service hereunder.

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            (b) In dealing with this Agreement, the Escrow Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders' Agent hereunder or thereunder, (i) the Stockholders' Agent shall not assume any, and shall incur no, responsibility whatsoever to any Merger Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Escrow Agreement or any instruments, agreements or documents relating thereto, unless by the Stockholders' Agent's gross negligence or willful misconduct, and (ii) the Stockholders' Agent shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders' Agent pursuant to such advice shall in no event subject the Stockholders' Agent to liability to any Merger Stockholder, the Company, Parent, Merger Sub, the Surviving Corporation or any other Person, unless by the Stockholders' Agent's gross negligence or willful misconduct.

            (c) Each Merger Stockholder, severally, shall indemnify the Stockholders' Agent up to, but not exceeding, an amount equal to the aggregate Per Share Merger Consideration received by such Merger Stockholder under Article II of this Agreement, which indemnification shall be paid by such Merger Stockholder pro rata in accordance with the aggregate Per Share Merger Consideration received by such Merger Stockholder under Article II of this Agreement, against all damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against him, of any nature whatsoever, arising out of or in connection with any claim or in connection with any appeal thereof, relating to the acts or omissions of the Stockholders' Agent hereunder, under the Escrow Agreement or otherwise, except for such damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against the Stockholders' Agent that arise from the Stockholders' Agent's gross negligence or willful misconduct, including the willful breach of this Agreement or the Escrow Agreement. The foregoing indemnification shall not be deemed exclusive of any other right to which the Stockholders' Agent may be entitled apart from the provisions hereof. In the event of any indemnification under this Section 12.2(c), each Merger Stockholder shall promptly deliver to the Stockholders' Agent full payment of his, her or its ratable share of such indemnification claim.

            (d) All of the indemnities, immunities and powers granted to the Stockholders' Agent under this Agreement shall survive the Closing and/or any termination of this Agreement and the Escrow Agreement.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               SELECT MEDICAL CORPORATION

                                               By: /s/ Michael E. Tarvin
                                                  ______________________________
                                                  Name: Michael E. Tarvin
                                                  Title: Senior Vice President

                                               CAMP HILL ACQUISITION CORP.

                                               By: /s/ Michael E. Tarvin
                                                  ______________________________
                                                  Name: Michael E. Tarvin
                                                  Title: Vice President

                                               SEMPERCARE, INC.

                                               By: /s/ Robert A. Lefton
                                                  ______________________________
                                                  Name: Robert A. Lefton
                                                  Title: President and Chief
                                                         Executive Officer

                                               STOCKHOLDERS' AGENT

                                               /s/ Jeffrey J. Collinson
                                               _________________________________
                                               Jeffrey J. Collinson

       [Signature Page to Agreement and Plan of Merger and Reorganization]